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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Bally Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

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6601 South Bermuda Road
Las Vegas, Nevada 89119

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 4, 2012

To the Stockholders:

        NOTICE IS HEREBY GIVEN that the 2012 Annual Meeting of Stockholders (the "Meeting") of Bally Technologies, Inc. (the "Company" or "Bally") will be held at Bally's principal executive offices, 6601 South Bermuda Road, Las Vegas, Nevada 89119, on Tuesday, December 4, 2012, at 11:00 AM local time, for the following purposes:

1.
To elect the two directors named in the proxy statement for terms of three years each;

2.
To approve the advisory resolution on executive compensation;

3.
To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2013; and

4.
To consider such other matters that may be properly brought before the Meeting.

        The Board of Directors has fixed the close of business on October 8, 2012, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof.

        We hope that you are able to attend the Meeting, but, in any event, please sign, date and return promptly the enclosed proxy card or voting instruction card in the envelope provided so that your shares of Bally common stock may be voted at the Meeting.

By Order of the Board of Directors

Mark Lerner Senior Vice President, General Counsel and Secretary

Las Vegas, Nevada
October 23, 2012

BALLY TECHNOLOGIES, INC.

PROXY STATEMENT

 INTRODUCTION

General

        The enclosed proxy is solicited by the Board of Directors of Bally Technologies, Inc. ("we," "us," the "Company," or "Bally") on behalf of the Company in connection with the 2012 Annual Meeting of Stockholders of the Company (the "Meeting") to be held at 11:00 AM, local time, at the Company's principal executive offices, 6601 South Bermuda Road, Las Vegas, Nevada 89119, on Tuesday, December 4, 2012, and any adjournment or postponement thereof. At the Meeting, stockholders will be asked to vote on the following matters:

1.
To elect the two directors named in this Proxy Statement for terms of three years each;

2.
To approve the advisory resolution on executive compensation;

3.
To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2013; and

4.
To consider such other matters that may be properly brought before the Meeting.

        This Proxy Statement and accompanying proxy card were first mailed to stockholders on or about November 5, 2012. The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others forwarding the solicitation materials to beneficial owners of shares of the Company's common stock. In addition to the use of the mail, directors, officers, employees and certain stockholders of the Company, none of whom will receive additional compensation therefor, may solicit proxies on behalf of the Company personally, by telephone, or by facsimile transmission. The Company has also retained Morrow & Co., LLC to solicit proxies on behalf of the Company and to provide advice in connection with the Meeting for a fee of $7,500, plus out-of-pocket expenses. The Company's principal executive offices are located at 6601 South Bermuda Road, Las Vegas, Nevada 89119, telephone (702) 584-7700.

Proxies

        All shares of Company common stock represented by duly-executed and unrevoked proxies will be voted as specified therein. If no specific instructions are given, shares represented by duly-executed and unrevoked proxies will be voted "FOR" the election as directors of all nominees listed herein for terms of three years each, "FOR" the approval of the advisory resolution on executive compensation, "FOR" the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2013, and in the discretion of the persons voting the respective proxies with respect to any other matter that may properly come before the Meeting.

        Any stockholder of record giving a proxy may revoke it by voting at the Meeting or, at any time prior to its exercise at the Meeting, by sending a written or other transmission revoking it or by executing and delivering another proxy bearing a later date to the Secretary of the Company at the Company's principal executive offices. Please note, however, that if your shares are held of record by a broker, bank, or other nominee, you must contact that party if you wish to revoke previously given voting instructions. Attendance at the Annual Meeting in and of itself does not revoke a prior proxy.

Transaction of Business and Voting

        A majority of the outstanding shares of common stock as of the record date, or quorum, must be present at the Meeting in order to hold the Meeting and conduct business. A stockholder's shares are counted as present at the Meeting if the stockholder is present at the Meeting and votes in person, or if a proxy has been properly submitted by the stockholder or on the stockholder's behalf. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Only stockholders of record at the close of business on October 8, 2012, the record date for the Meeting fixed by the Board of Directors, are entitled to receive notice of and to vote at the Meeting. On that date, there were 40,910,275 shares of common stock outstanding and entitled to vote at the Meeting. Each share is entitled to one vote.

        "Broker non-votes" are shares of common stock held by a bank, broker or other nominee over which the bank, broker, or other nominee does not have discretionary authority to vote on a particular matter without instructions from the beneficial owner and for which the bank, broker or other nominee has not received specific voting instructions. Shares of common stock that reflect "broker non-votes" are treated as shares that are present and entitled to vote for the purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker or nominee does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter, even though the shares of common stock are considered present and entitled to vote for the purposes of determining a quorum and voting on other matters.

Treatment of Votes for Each Proposal

        Directors are elected by a majority of the votes cast in uncontested elections (which is the case for the Meeting). This means that the number of votes cast "for" a director nominee must exceed the number of votes cast "against" that nominee. Abstentions and broker non-votes are not counted as votes "for" or "against" a nominee. Any nominee who does not receive a majority of votes cast "for" his election will be required to tender his resignation promptly following the failure to receive the required vote. The Nominating and Corporate Governance Committee will recommend to the Board whether to accept or reject the resignation offer, or whether other action should be taken. Full details of this policy are described under "Board of Directors—Corporate Governance—Corporate Governance Guidelines" below. In all director elections other than uncontested elections, directors are elected by a plurality of the votes cast.

        For each other matter to be acted upon at the Meeting, the matter will be approved if the number of votes cast in favor of the item by the stockholders entitled to vote represents a majority of the votes cast on the item. Under Nevada law, abstentions and broker non-votes are not counted as votes cast on an item and therefore will not affect the outcome of these proposals, although they are counted for purposes of determining whether there is a quorum.

        The result of the advisory vote on executive compensation is not binding on the Board of Directors.

Important Notice Regarding Availability of Proxy Materials for the Stockholder Meeting
to be Held on December 4, 2012. The proxy statement and annual report to security holders are available at www.ballytech.com/2012proxy

 Proposal No. 1:

ELECTION OF DIRECTORS

        Stockholders will be asked to elect two directors to serve on the Board of Directors at the Meeting. The Company's Bylaws provide that the Board of Directors shall consist of no fewer than three and no more than nine directors, with the exact number to be fixed by the Board of Directors. The Board of Directors has fixed the current number of directors at six. The Company's Bylaws divide the Board of Directors into three classes as nearly equal in number as possible, with each class serving for a three-year term ending in different years.

        W. Andrew McKenna and David Robbins have been nominated to serve as directors for a term of three years each and to serve until their respective successors have been elected and have qualified. Both Messrs. McKenna and Robbins have indicated their willingness to serve, if elected. No stockholder nominations for director were received in connection with the Meeting.

        Directors are elected by a majority of the votes cast in uncontested elections (which is the case for the Meeting). This means that the number of votes cast "for" a director nominee must exceed the number of votes cast "against" that nominee. Abstentions and broker non-votes are not counted as votes "for" or "against" a nominee. In all director elections other than uncontested elections, directors are elected by a plurality of the votes cast. If a stockholder signs and returns the accompanying proxy card, the stockholder's shares will be voted for the election of Messrs. McKenna and Robbins, unless the stockholder marks the proxy card in such a manner as to "abstain" or to vote "against" either Mr. McKenna or Mr. Robbins. Although the Company does not anticipate that either Mr. McKenna or Mr. Robbins will be unavailable to stand for election, in the event of such occurrence, the proxies will be voted for such substitute nominee as the proxy holder may determine.

The Board of Directors recommends that stockholders vote "FOR" Messrs. McKenna and Robbins.

Director Qualifications

        The Board of Directors believes the Board, as a whole, should possess the requisite combination of skills, professional experience, and diversity of backgrounds to oversee the Company's business. The Board of Directors also believes there are certain attributes each individual director should possess, as reflected in the Board of Directors' membership criteria. Accordingly, the Board of Directors and the Nominating and Corporate Governance Committee consider the qualifications of directors and director candidates individually as well as in the broader context of the Board's overall composition and the Company's current and future needs.

        The Nominating and Corporate Governance Committee is responsible for developing and recommending membership criteria to the Board of Directors for approval. These criteria include, but are not limited to:

  •
  personal qualities and characteristics, accomplishments, and reputation in the business community;

  •
  current knowledge and contacts in the communities in which the Company does business, in the gaming industry, and in other industries relevant to the Company's business;

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  ability and willingness to commit adequate time to Board and committee matters;

  •
  the fit of the individual's skills and personality with those of other directors and potential directors in building an effective, collegial, and responsive Board of Directors; and

  •
  diversity of viewpoints, background, experience, and other demographics amongst directors.

        In evaluating director candidates for the Board, including incumbent directors, the Nominating and Corporate Governance Committee considers these criteria. For incumbent directors, the factors also include past performance on the Board of Directors and committees.

        The Nominating and Corporate Governance Committee annually evaluates the composition of the Board of Directors to assess the skills and experience that are currently represented on the Board, as well as the skills and experience that the Board will find valuable in the future. This annual assessment enables the Board to update the skills and experience it seeks in the Board as a whole, and in individual directors, as the Company's needs evolve. In identifying director candidates from time to time, the Nominating and Corporate Governance Committee may establish additional specific skills and qualifications it believes the Company should seek in order to constitute a balanced and effective Board of Directors.

        The following table sets forth certain information with respect to Messrs. McKenna and Robbins, and each other director of the Company whose term of office will continue after the Meeting. For further information about the members of the Board of Directors, their business experience and other pertinent information, see "Directors and Executive Officers" below.

Nominees for Directors	Age	Director Since	Term Expires
W. Andrew McKenna	66	2011	2012 Annual Meeting of Stockholders
David Robbins	53	1997	2012 Annual Meeting of Stockholders

Continuing Directors
Richard Haddrill	59	2003	2013 Annual Meeting of Stockholders
Josephine Linden	60	2011	2013 Annual Meeting of Stockholders
Robert Guido	66	2006	2014 Annual Meeting of Stockholders
Kevin Verner	54	2001	2014 Annual Meeting of Stockholders

Directors and Executive Officers

        The following sets forth information about the members of the Board of Directors and the Company's executive officers and their business experience and other pertinent information.

        Richard Haddrill.    Mr. Haddrill became a director in April 2003 and, effective October 1, 2004, was appointed Chief Executive Officer. Prior to becoming the Company's Chief Executive Officer, Mr. Haddrill most recently served as CEO and as a member of the board of directors of Manhattan Associates, Inc., a global leader in software solutions to the supply chain industry. He continued to serve as Vice Chairman of the board of Manhattan Associates until May 2006. Mr. Haddrill also served as President and CEO and as a member of the board of directors of Powerhouse Technologies, Inc., a technology and gaming company, from September 1996 to June 1999, when Powerhouse was acquired by Anchor Gaming. Mr. Haddrill previously served as an Area Managing Partner for Ernst & Young ("E&Y"), and on the boards of True Demand Software, Inc., a supply chain solutions company, Danka Business Systems, Ltd., a provider of digital imaging systems and services, and Outlooksoft, a provider of corporate performance management software based solutions. In January 2011, Mr. Haddrill joined the board of JDA Software Group Inc., a leading provider of innovative supply chain management, merchandising and pricing excellence solutions worldwide. In June 2012, Mr. Haddrill joined the board of Corrective Education Company, a company involved in providing training and education alternatives to judicial prosecution. Mr. Haddrill serves as the Chairman of the American Gaming Association and is on the Board of Directors of the Council for a Better Nevada and the Las Vegas Area Council of Boy Scouts of America. As Chief Executive Officer of the Company, Mr. Haddrill brings a deep understanding of Bally's business, operations, and strategic planning to the board. He also brings expansive knowledge of both the gaming and technology industries from his current and prior management and director positions at other gaming and technology companies and from his service as Chairman of the American Gaming

Association. Having Mr. Haddrill on the board also provides an open channel of communication between the board and management.

        Robert Guido.    Mr. Guido became a director in December 2006. Mr. Guido retired from E&Y in June 2006 where he was Vice Chair and Chief Executive Officer of E&Y's Assurance and Advisory Practice. In these roles, he was responsible for overall business strategy and had significant dealings with both the Securities and Exchange Commission (the "SEC") and the Public Company Accounting Oversight Board ("PCAOB") on behalf of the firm. During his 38-year career at E&Y, Mr. Guido also co-chaired the firm's global client steering committee and served as a senior advisory or engagement partner to numerous global companies. Since April 2007, Mr. Guido has served as a member of the board of directors and presently chairs the Audit Committee of Commercial Metals Company, a manufacturer, recycler, and distributor of steel and metal products. Since May 2007, Mr. Guido has also been a member of the Board of Trustees and chairman of the audit committee of Siena College, a liberal arts college near Albany, NY. Since October 2011, Mr. Guido has served as a member of the board of directors and presently chairs the Audit/Finance Committee of North Highland, a global consulting private company in Atlanta, GA. In January, 2012, Mr. Guido was appointed to serve a three-year term to the PCAOB's Standing Advisory Committee in Washington, D.C. Mr. Guido brings a significant level of financial and accounting expertise to the Board that he developed throughout his 38-year career at E&Y. His service as a senior advisory and engagement partner to numerous global companies also provides him with an in-depth understanding of the range of issues facing global companies. He brings important knowledge of and experience with the SEC and PCAOB from both his current position and his prior dealings with those agencies while working as a public accountant. He also has a valuable background in corporate governance and enterprise risk management based on his experience as a guest lecturer and author on corporate governance and enterprise risk management best practices.

        Josephine Linden.    Mrs. Linden became a director in April 2011. In 2008, Mrs. Linden retired from Goldman Sachs as a Partner and Managing Director after being with the firm for more than 25 years, where she held a variety of roles, including Managing Director and Regional Manager of the New York office for Private Wealth Management, and head of Global Equities Compliance, and acted as an Advisor to GSJBWere, Australia. Mrs. Linden is an Adjunct Professor in the Finance department of Columbia Business School, a position she has held since 2010. Mrs. Linden is also a principal of Linden Global Strategies, a wealth management advisory firm that is a registered investment advisory group, founded in 2011. In October 2012, Mrs. Linden joined the board of directors and Audit Committee of Sears Hometown and Outlet Stores, Inc., a national retailer of home appliances, hardware, tools and lawn and garden equipment. Mrs. Linden brings extensive knowledge of capital markets and other financial matters to the Board from her 25-year career with Goldman Sachs. She also brings important experience in international businesses matters, a topic relevant to the Company's international expansion, developed while at Goldman and through her current service for various foundations.

        W. Andrew McKenna.    Mr. McKenna became a director in April 2011. Mr. McKenna currently serves as a member of the Board of Directors and as Audit Committee Chair of AutoZone, Inc., a retailer and distributor of automotive replacement parts and accessories. From March 2010 until September 2011 he was the Chairman of the Supervisory Board of Georgia BioMass, LLC, a wholly-owned subsidiary of RWE Innogy, a company that plans, builds and operates facilities generating power from renewable energies. He previously served as Lead Director and Audit Committee Chair for Danka Business Systems, Ltd., a provider of digital imaging systems and services, and President and member of the Board of Directors of SciQuest.com Inc., a provider of on-demand procurement and supplier management solutions. Prior to that, Mr. McKenna held various positions with The Home Depot Inc. from 1990 to 1999, including Senior Vice President of Strategic Business Development, Division President, and Chief Information Officer. Mr. McKenna also spent 16 years as a management consultant with Touche Ross & Co (a predecessor firm of Deloitte Consulting) including 10 years as a partner ending in 1990. Mr. McKenna brings a significant level of financial and accounting expertise to the Board developed during his tenure with Touche/Deloitte and his service on audit committees of other public companies. This experience also brings important knowledge of and experience with the requirements and guidelines of the SEC and PCAOB. Mr. McKenna's prior service as a public company executive officer provides further insight of management's day-to-day actions and responsibilities. Mr. McKenna's service on other boards of directors also adds a depth of knowledge to the Board regarding best practices in corporate governance.

        David Robbins.    Mr. Robbins served as a director of the Company from July 1994 to September 1997 and as Chairman of the Board from February 1997 through September 1997 and then rejoined Bally as a director and Chairman of the Board in December 1997. Mr. Robbins' term as Chairman of the Board ended in December 2010. From 1984 to 2004, he practiced corporate, securities, and real estate law as an associate and then partner at various law firms. Mr. Robbins was also licensed as a certified public accountant (currently on inactive status) in the state of New York. Since January 2003, Mr. Robbins has co-managed investment funds in private and public securities, with an emphasis in the health care and real estate fields. He serves on the boards of various private companies in which the health care fund that he co-manages has made investments, and as a trustee or member of a steering committee of various not-for-profit entities. Mr. Robbins brings experience in corporate and securities law to the Board from his 20-year career as an attorney, as well as expertise in the management and allocation of investment capital expertise from his almost 15 years of managing investment funds. He also brings other directorship experience through his management and allocation of investment capital and service on various private company boards. Finally, Mr. Robbins serves as a valuable resource of institutional knowledge as he has served on the Company's Board for over 15 years.

        Kevin Verner.    Mr. Verner became a director in April 2001 and began serving as Chairman of the Board in December 2010. From 1997 to 2000, Mr. Verner held various positions with WMS Industries, Inc. ("WMS"), a gaming equipment company, the last of which was Chief Operating Officer. Prior to his employment at WMS, Mr. Verner was Vice President of New Business Development at R.J. Reynolds Tobacco Co., where he held various marketing and senior management positions for 16 years. Since 2000, Mr. Verner has been a consultant and provides interim management to early stage companies, including financial planning, securing seed funding, management recruitment, and development of operating budgets, and pro forma financial projections. Mr. Verner is a member of the Marketing Executive Board at University of Georgia's Terry College of Business. Mr. Verner is also a CEO advisor for the Chicago based venture fund Alpha Capital Fund III, and provides consultation on enterprise valuation and due diligence for investments in consumer products companies. Mr. Verner brings important knowledge of the gaming industry to the Board through his experience at WMS. He also brings an understanding of operations and financial strategy in a challenging environment from his consulting and interim management services to various companies. His detailed understanding of budgetary planning is invaluable to the Board, especially in today's economic climate.

        Neil Davidson.    Mr. Davidson, age 40, joined Bally in February 2006 as Vice President of Corporate Accounting and was appointed Chief Accounting Officer in May 2008. On August 12, 2010, Mr. Davidson was promoted to Senior Vice President, Chief Financial Officer, and Treasurer. From 2002 to 2006, Mr. Davidson was the Vice President of Finance for Multimedia Games, Inc., a gaming equipment and systems company. Mr. Davidson began his career with KPMG in the Houston office, holding several positions during his tenure, the last of which was Audit Manager. Mr. Davidson is a certified public accountant.

        Ramesh Srinivasan.    Mr. Srinivasan, age 52, joined Bally in March 2005 as Executive Vice President of Bally Systems. Effective April 1, 2011, Mr. Srinivasan was promoted to President and Chief Operating Officer. From 1998 to 2005, Mr. Srinivasan held several positions including Executive Vice President of Warehouse Management Systems at Manhattan Associates, Inc., a global leader in software solutions to the supply chain industry.

        Mark Lerner.    Mr. Lerner, age 63, joined Bally in December 1996 as Assistant General Counsel and was appointed General Counsel in 2000. Mr. Lerner has practiced law since 1980. Over the course of his career, Mr. Lerner has served as a deputy attorney general for the Nevada Gaming Commission and State of Nevada Gaming Control Board, general counsel to Becker Gaming, Inc., a Las Vegas gaming company, and, from 1987 to 1994, an attorney at Jones, Jones, Close & Brown, a Las Vegas commercial and litigation law firm. Mr. Lerner is an officer of the Association of Gaming Equipment Manufacturers.

        Derik Mooberry.    Mr. Mooberry, age 40, joined Bally in November 2001 and is currently the Senior Vice President of Products and Operations. Mr. Mooberry has held several other senior positions at Bally including Vice President of Systems Operations, Vice President of Strategic Planning, Vice President of System Sales—Western North America, Vice President of North America Game Sales, and Vice President of Sales—Americas. Mr. Mooberry joined Bally as a result of the Casino Marketplace Development Corporation acquisition. Mr. Mooberry also spent six years working at Arthur Andersen in various audit and business consulting roles. Mr. Mooberry is a certified public accountant.

BOARD OF DIRECTORS

        During the fiscal year ended June 30, 2012, the Board of Directors held eight meetings. Each director attended at least 75% of the aggregate of all Board of Directors and applicable committee meetings held during the fiscal year ended June 30, 2012, while such director was a member of the Board of Directors or the applicable committee. It is the Company's practice to hold the annual meeting of stockholders on the same date as a regularly scheduled board meeting to facilitate directors' attendance at the annual meeting of stockholders. Each director serving on the Board of Directors at the time of the Company's 2011 Annual Meeting of Stockholders attended the annual meeting.

        The Company's corporate governance guidelines require that the non-employee directors hold regularly scheduled executive sessions without management present, as required by Section 303A.03 of the New York Stock Exchange (the "NYSE") Listed Company Manual. The non-employee directors held nine such meetings during the fiscal year ended June 30, 2012. The Board of Directors has designated that the Chairman of the Board shall serve as presiding director of executive sessions of non-employee directors, unless the Chairman is a member of management, in which case the non-employee directors will select the presiding director. The Chairman, Mr. Verner, a non-employee director, currently serves as the presiding director.

Director Independence

        As part of its Corporate Governance Guidelines, the Board of Directors has adopted independence guidelines. The Board of Directors has affirmatively determined that each of Messrs. Guido, McKenna, Robbins, and Verner and Mrs. Linden is, and Mr. Jacques André, who retired from the Board effective January 2, 2012, was, independent under Section 303A.02 of the NYSE Listed Company Manual, applicable SEC rules, and the Company's independence guidelines. The Board has also affirmatively determined that no relationships exist between any independent director and the Company that, in the opinion of the Board of Directors, would interfere with the exercise of the director's independent judgment in carrying out the responsibilities of a director. The NYSE's independence definition also includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings involving the Company that would prevent a director from being independent. None of the Company's independent directors has any relationship that violates these tests.

Board Leadership Structure

        The Company's Corporate Governance Guidelines provide that the Board is free to select its Chairman and Chief Executive Officer in the manner it considers to be in the best interests of the Company and that the Chairman shall not simultaneously serve as Chief Executive Officer of the Company. Currently, the Board is led by an independent, non-executive Chairman, Mr. Verner. The Board has determined that having an independent director serve as Chairman of the Board is in the best interests of the Company at this time as it allows the Chairman to focus on the effectiveness and independence of the Board while the Chief Executive Officer focuses on executing the Company's strategy and managing the Company's business.

The Board's Role in Risk Oversight

        Management is responsible for identifying and managing risk and has designed an enterprise risk management process to help identify, assess, and prioritize risks. The Board of Directors oversees the Company's risk management process. Top risks identified by management are presented and discussed with the Board of Directors at least annually, although typically on a more frequent basis. In addition to discussing risk with the full Board at least once a year, the independent directors discuss risk management during executive sessions without management present. The Board oversees a Company-wide approach to risk management, designed to enhance stockholder value, support the achievement of strategic objectives, and improve long-term organizational performance. The Board assesses the risks faced by the Company and reviews the steps taken by management to manage those risks. The Board's involvement in working with management to establish and approve the Company's business strategy facilitates these assessments and reviews. Pursuant to this structure, risk is assessed throughout the enterprise, focusing on risks arising out of various aspects of the Company's strategic plan and the implementation of that plan, including financial, legal/compliance, operational/strategic, and compensation risks.

        While the Board maintains the ultimate oversight responsibility for the risk management process, each committee oversees risk within its area of responsibility. In particular, the Audit Committee focuses on financial risk, including internal controls, and discusses the Company's risk profile with the Company's independent registered public accounting firm. The Audit Committee also reviews potential violations of the Company's Code of Ethics and related corporate policies. The Compensation Committee periodically reviews compensation practices and policies to determine whether they encourage excessive risk taking. The Compensation Committee also approves all compensation related provisions for the Chief Executive Officer and any of his direct reports, including all employees in the position of Senior Vice President and above, including the other Named Executive Officers, as well as all employees hired into the Company with an annual base salary in excess of $150,000 per year. In addition, the Compensation Committee approves any significant changes to employee benefit plans and terminations of any employee in the position of Senior Vice President and above. Finally, the Nominating and Corporate Governance Committee manages risks associated with the independence of directors and Board nominees. Pursuant to the Board's instruction, management regularly reports on applicable risks to the relevant committee or the Board, as appropriate, with additional review or reporting on risks being conducted as needed or as requested by the Board and its committees.

Committees of the Board of Directors

        The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each of these committees is governed by a charter adopted by the Board of Directors. The charters are available on the Company's website at www.ballytech.com by following the links to "Investor Relations" and "Governance" or upon written request to the Company, as set forth below under "Additional Information." The Board of Directors has affirmatively determined that each member of these committees is independent under Section 303A.02 of the NYSE Listed Company Manual, applicable SEC rules, and the Company's Independence Guidelines.

        Audit Committee.    The Audit Committee of the Board of Directors is comprised of Messrs. Guido (Chair), McKenna, Robbins, and Verner and Mrs. Linden. The Audit Committee, among other things:

  •
  reviews and engages an independent registered public accounting firm to audit the Company's financial statements;

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  reviews the policies and procedures of the Company and management in maintaining the Company's books and records and furnishing information necessary to the independent auditors;

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  reviews and determines the adequacy and implementation of the Company's internal controls, including the internal audit function and the adequacy and competency of the relevant personnel;

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  considers financial risk, including internal controls and discusses the Company's risk profile with the Company's independent registered public accounting firm;

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  reviews potential violations of the Company's Code of Ethics and related corporate policies; and

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  reviews and determines such other matters relating to the Company's financial affairs and accounts as the Audit Committee may in its discretion deem desirable.

        The Board of Directors has affirmatively determined that each of Messrs. Guido, McKenna, Robbins, and Verner and Mrs. Linden is financially literate, as required by Section 303A.07(a) of the NYSE Listed Company Manual, as such qualification is interpreted by the Company's Board of Directors in its business judgment. In addition, the Board of Directors has determined that Messrs. Guido, McKenna, and Robbins are audit committee financial experts, as defined by Item 407(d)(5) of Regulation S-K. The Board of Directors made this determination based on Messrs. Guido's, McKenna's and Robbins's respective qualifications and business experience, as described above under "Election of Directors—Directors and Executive Officers." The Audit Committee met eight times during the fiscal year ended June 30, 2012.

        Compensation Committee.    From July 1, 2011 to January 2, 2012, the Compensation Committee of the Board of Directors was comprised of Messrs. Robbins (Chair), André, Guido, and Verner. Since January 3, 2012, the Compensation Committee has been comprised of Messrs. Robbins (Chair) and Verner and Mrs. Linden. The Compensation Committee, among other things:

  •
  recommends to the Board of Directors the corporate goals and objectives relevant to the Chief Executive Officer's compensation, evaluates the Chief Executive Officer's performance in light of the corporate goals and objectives adopted by the Board of Directors and determines and approves the Chief Executive Officer's compensation level based on this evaluation;

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  subject to consultation with the Chief Executive Officer, approves executive compensation arrangements and agreements, including that of the Company's and its subsidiaries' executives and senior management;

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  approves all executive compensation plans and structures, including that of the Company's and its subsidiaries' executives and senior management;

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  reviews and recommends to the Board of Directors the criteria by which bonuses to the Company's executives and senior management are determined, including under the Company's Management Incentive Plan (the "MIP");

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  administers, within the authority delegated by the Board of Directors, the Company's various long-term incentive plans and such other stock option or equity participation plans as may be adopted by the Board of Directors from time to time; and

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  reviews the Company's compensation practices and policies to determine whether they encourage excessive risk taking.

        The Compensation Committee met seven times during the fiscal year ended June 30, 2012.

        Nominating and Corporate Governance Committee.    From July 1, 2011 to January 2, 2012, the Nominating and Corporate Governance Committee of the Board of Directors was comprised of Messrs. André (Chair), Guido, Robbins, and Verner. Since January 3, 2012 the Nominating and Corporate Governance Committee has been comprised of Messrs. McKenna (Chair), Guido, and Verner. The Nominating and Corporate Governance Committee, among other things:

  •
  makes recommendations to the Board of Directors on all matters concerning the selection of candidates as nominees for election as directors;

  •
  aids in attracting qualified candidates to serve on the Board of Directors;

  •
  develops and recommends selection criteria to the Board of Directors;

  •
  manages risks associated with the independence of directors and Board nominees;

  •
  monitors and oversees the functions and operations of the committees of the Board of Directors; and

  •
  periodically reviews the Company's corporate governance principles, policies, and practices.

        The Nominating and Corporate Governance Committee met five times during the fiscal year ended June 30, 2012.

Corporate Governance

        The Company monitors developments in the area of corporate governance and routinely reviews its processes and procedures in light of such developments. Accordingly, the Company reviews federal laws affecting corporate governance such as the Sarbanes Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as well as various rules promulgated by the SEC and the NYSE. The Company believes that it has procedures and practices in place that are designed to enhance and protect the interests of its stockholders.

        Corporate Governance Guidelines.    In furtherance of this practice, the Board of Directors has approved Corporate Governance Guidelines for the Company. The Corporate Governance Guidelines address, among other things:

  •
  composition of the Board of Directors, including director independence;

  •
  separation of the roles of Chairman of the Board of Directors and Chief Executive Officer;

  •
  how director nominees are selected;

  •
  terms of office for directors;

  •
  orientation and continuing education for directors;

  •
  meetings of the Board of Directors, including executive sessions of non-employee directors;

  •
  committees of the Board of Directors;

  •
  policies and principles for selecting a successor to the Chief Executive Officer as well as other members of management;

  •
  executive officer and director compensation;

  •
  expectations of directors; and

  •
  annual performance evaluations of the Board of Directors and the Chief Executive Officer.

        The Corporate Governance Guidelines also address our director resignation policy in uncontested director elections (a director election for which, among other things, the number of director nominees does not exceed the number of directors to be elected). Under our bylaws, directors must be elected by a majority of the votes cast in uncontested elections. In an uncontested election, any nominee who does not receive a majority of votes cast "for" his or her election would be required to tender his or her resignation promptly following the failure to receive the required vote. The Nominating and Corporate Governance Committee (or if a majority of the committee is required to tender their resignations, a committee of independent directors) will recommend to the Board whether to accept or reject the resignation offer, or whether other action should be taken. In determining whether to recommend that the Board accept any resignation offer, the committee will be entitled to consider all factors the committee believes to be relevant. The Board will act on the recommendation within ninety (90) days following certification of the election results. In deciding whether to accept the resignation offer, the Board will consider the factors considered by the committee and any additional information and factors that the Board believes to be relevant. If the Board accepts a director's resignation offer pursuant to this process, the committee will recommend to the Board and the Board will thereafter determine whether to fill such vacancy or reduce the size of the Board. Any director who tenders his or her resignation pursuant to this provision will not participate in the proceedings with respect to his or her own resignation offer.

        The full text of the Corporate Governance Guidelines is available on the Company's website www.ballytech.com by following links to "Investor Relations" and "Governance," or upon written request to the Company, as set forth below under "Additional Information."

        Code of Ethics.    The Board of Directors has also adopted a Code of Ethics and Business Conduct (the "Code of Ethics") applicable to all of the Company's employees, including the Chief Executive, Chief Financial, and Principal Accounting Officers, as well as the Company's directors. The Code of Ethics, along with the Corporate Governance Guidelines, serves as the foundation for the Company's system of corporate governance. Among other things, the Code of Ethics:

  •
  provides guidance for maintaining ethical behavior;

  •
  requires that directors, officers, and employees comply with applicable laws and regulations;

  •
  addresses how individuals should handle Company assets and opportunities;

  •
  prohibits conflicts of interest; and

  •
  provides mechanisms for reporting violations of the Company's policies and procedures.

        In the event the Company makes any amendment to, or grants any waiver from, a provision of the Code of Ethics that applies to the Company's principal executive officer, principal financial officer, or principal accounting officer that requires disclosure under applicable SEC rules, the Company intends to disclose the amendment or waiver and the reasons for it on the Company's website www.ballytech.com. The full text of the Code of Ethics is available on the Company's website www.ballytech.com, by following links to "Investor Relations" and "Governance" or upon written request to the Company, as set forth below under "Additional Information."

        Director Nomination Process.    The Nominating and Corporate Governance Committee, sometimes with the assistance of a third-party search firm, identifies candidates for director nominees. The Nominating and Corporate Governance Committee considers a number of factors in identifying, evaluating, and recommending director nominees to the Board including:

  •
  the candidate's personal qualities and characteristics, accomplishments, and reputation in the business community;

  •
  the candidate's current knowledge and contacts in the communities in which the Company does business, in the gaming industry, and in other industries relevant to the Company's business;

  •
  the candidate's ability and willingness to commit adequate time to Board and committee matters; and

  •
  the fit of the candidate's skills and personality with those of other directors and potential directors in building an effective, collegial, and responsive Board of Directors.

        While the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, it also considers diversity of viewpoints, background, experience and other characteristics in evaluating Board candidates. The Company's Nominating and Corporate Governance Committee will also consider whether to recommend stockholder nominations of candidates for director based upon the same criteria, assuming the stockholder has satisfied certain bylaw requirements regarding the nomination, as set forth below under "Stockholder Proposals and Nominations for Director for the 2013 Annual Meeting of Stockholders."

        Communication with the Board of Directors.    Stockholders and other interested parties may communicate directly with individual directors, the Board of Directors as a group, the presiding director of executive sessions of non-employee directors, or with non-employee directors as a group, by writing to Board of Directors, Bally Technologies, Inc., 6601 South Bermuda Road, Las Vegas, Nevada 89119, or by

email to boardofdirectors@ballytech.com, indicating to whose attention the communication should be directed. All communications will be received and processed by the Company's legal department unless indicated otherwise. Communications about accounting, internal controls, and audits will be referred to the Audit Committee, and other communications will be referred to the Chairman of the Board of Directors. You may communicate anonymously if you wish.

        Individuals may submit at any time a good faith complaint regarding any questionable accounting, internal controls, or auditing matters concerning the Company without fear of dismissal or retaliation of any kind. Anonymous reports may be made confidentially:

  1.
  By Company employees pursuant to the Company's Corporate Integrity hotline procedures; or

  2.
  By all other individuals by either (i) writing to Chair of the Audit Committee, Bally Technologies, Inc., 6601 South Bermuda Road, Las Vegas, Nevada 89119, in an envelope marked confidential; or (ii) sending an email to boardofdirectors@ballytech.com with a reference to "confidential accounting related matters" in the subject line.

DIRECTOR COMPENSATION

Director Compensation Table for Fiscal Year 2012

        The following table sets forth the compensation earned by the Company's non-employee directors in respect of their services as such during the fiscal year ended June 30, 2012. Mr. Haddrill, the only director who is also an employee, is not separately compensated for his services as a director.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)(3)	Option Awards(2)(4)	Total
Jacques André(5)	$37,500	$—	$—	$37,500
Robert Guido	50,000	249,987	—	299,987
Josephine Linden	77,500	249,987	—	327,487
W. Andrew McKenna	42,500	249,987	—	292,487
David Robbins	100,000	249,987	—	349,987
Kevin Verner	190,417	249,987	—	440,404

(1)
As noted below, each non-employee director may elect to receive restricted stock or restricted stock units ("RSUs") in lieu of all or a portion of the cash compensation otherwise payable to the director in a given calendar year. The restricted stock or RSUs are granted on the first trading day of the calendar year for which the election is made (or, in the case of newly appointed directors, the first trading day following the election). No directors made this election in fiscal year 2012. However, Messrs. Guido and McKenna made this election in fiscal year 2011 with respect to their fees that would be paid in calendar year 2011. Thus, Messrs. Guido and McKenna received equity awards during the fiscal year ended June 30, 2011, in lieu of cash compensation that would otherwise have been paid during first half of fiscal year 2012. Under applicable SEC rules, these equity awards were reported in full in the Director Compensation Table included in our proxy statement for the 2011 Annual Meeting filed with the SEC on October 21, 2011 and no amounts are included in this table in respect of such compensation.

(2)
Amounts shown reflect the value of stock and option awards made during the fiscal year 2012, based upon their aggregate grant date fair value, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"). Assumptions used to determine these values can be found in Note 10, Share-Based Compensation, of Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for fiscal year 2012.

(3)
The number of unvested stock awards that were outstanding for the non-employee directors as of June 30, 2012, was as follows: Mr. André 0; Mr. Guido, 6,332; Mrs. Linden, 6,332; Mr. McKenna, 6,332; Mr. Robbins, 6,332; and Mr. Verner, 6,332.

(4)
No option awards were granted to the non-employee directors in fiscal year 2012. The number of option awards outstanding (vested or unvested) for the non-employee directors as of June 30, 2012 was as follows: Mr. André, 258,242; Mr. Guido, 41,350; Mrs. Linden, 9,452; Mr. McKenna, 9,452; Mr. Robbins, 287,242; and Mr. Verner, 208,242.

(5)
Mr. André retired from the Board effective January 2, 2012. The $37,500 represents the prorated portion of his annual retainer and committee fees for fiscal year 2012.

Cash Compensation

        Each non-employee director receives an annual retainer of $60,000 per year and each non-employee director receives $15,000 per year for serving on the Audit Committee, and the chair of the Audit Committee receives $35,000 per year. Directors who serve on the Nominating and Corporate Governance

Committee or the Compensation Committee receive $5,000 per year for serving on each of these committees, and the chair of each of these committees receives $10,000 per year. The Chairman of the Board also receives an additional $85,000. Mr. Robbins and Mr. Verner each received an additional $25,000 for serving as members of the Office of the Chairman. Mr. Verner also received an additional $5,000 for serving on the Company's regulatory compliance committee and $5,000 for serving in the office of the Chief Technology Officer. The Office of the Chairman was dissolved in December 2011. The Office of the Chief Technology Officer was dissolved in February 2012. Directors are also reimbursed for their reasonable out-of-pocket expenses incurred on Company business.

Equity Compensation

  Annual Grants

        On the first trading day of each calendar year each then-current non-employee director receives an annual grant of $250,000 of restricted stock for the director's service for the following year. The number of shares is calculated based on the closing price of the stock on the grant date. The restricted stock grant vests on the first anniversary of the grant date subject to the director's continuous services as a director through the vesting date.

  New Director Grants

        Newly appointed non-employee directors receive the annual grant pro-rated based on the number of days between the date of the director's appointment and the first trading day of the following calendar year. In addition, each newly appointed director receives an initial, one-time appointment grant of $500,000 worth of stock options vesting in three equal installments on the first, second and third anniversaries of the director's election or appointment. The Company estimates the fair value of stock options using the Black-Scholes valuation model. Key input assumptions used to estimate the fair value of stock options include the exercise price of the option, the expected option term, the expected volatility of the Company's common stock over the option's expected term, the risk-free interest rate over the option's expected term, and the Company's expected annual dividend yield.

  Director Elections

        Directors may elect to receive all or a portion of his or her restricted stock grant in the form of RSUs. Each non-employee director may elect to receive restricted stock or RSUs in lieu of all or a portion of the cash compensation otherwise payable to the director. No directors made these elections in fiscal year 2012. However, as noted above, Messrs. Guido and McKenna made this election in fiscal year 2011 with respect to their fees that would be paid in calendar year 2011. Thus, Messrs. Guido and McKenna received equity awards during fiscal year 2011 in lieu of cash compensation that would otherwise have been paid during first half of fiscal year 2012.

        Directors must timely elect to receive equity in lieu of cash compensation for a particular calendar year no later than five business days before the end of the prior calendar year. The restricted stock or RSUs are awarded on the first trading day of the calendar year for which the election is made, and the number of shares awarded is calculated based on the closing price of the stock on the grant date.

  Treatment upon Termination of Service

        If a director's service terminates for any reason, including, but not limited to, death, disability and retirement, before the first anniversary of the grant date, as of the termination date the restricted stock award and/ or RSU award will vest pro rata based on the number of days between the grant date and the termination date. The unvested portion of the restricted stock award will be cancelled as of the termination date.

Additional Compensation

        The Company may grant non-employee directors both additional cash compensation and equity-based awards as time commitments, responsibilities, and other circumstances may warrant. No such additional compensation was paid with respect to fiscal year 2012.

Director Stock Ownership Guidelines

        The Board believes that non-employee directors should be stockholders and maintain significant holdings of Company common stock. Because a meaningful portion of each non-employee director's fees are paid in the form of equity-based awards, the Board believes that the use of ownership guidelines for non-employee directors is an appropriate and beneficial approach to providing additional motivation to act in the long-term best interests of stockholders.

        Pursuant to the guidelines, each non-management director is required, within two years after their appointment or election (or by December 5, 2011, in the case of directors already in office as of October 4, 2010, the date the policy was adopted), to acquire and hold Company common stock with a market value equal to four times the base annual retainer payable to such director, not including supplemental committee retainers or fees, on the day of the director's appointment or election (or October 4, 2010, for directors already in office as of that date). The director is required to retain at least that amount of stock throughout the director's tenure. Upon vesting of a restricted stock or other equity award or exercise of a stock option, and after the payment of the taxes due, each non-employee director must retain at least 20% of the net shares until the requisite ownership level is achieved. Failure to attain the applicable requisite ownership level may result in a reduction of future long-term awards in the form of stock. If at any time the number of shares owned by a non-employee director drops below the requisite ownership level, the director shall be required to retain 100% of the net shares of any grants and payouts until the requisite ownership level is achieved based on the director's then current base annual retainer. The Board has discretion to grant relief from the policy in cases of hardship.

        As of June 30, 2012, all of the non-employee directors either satisfied the ownership guidelines or were on track to do so within two years of his or her appointment or election.

 Proposal No. 2:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Key Objectives of Executive Compensation Program

        We are asking stockholders to approve an advisory resolution on the Company's executive compensation as reported in this Proxy Statement. As described below in "Compensation Discussion and Analysis" the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

  •
  Attract and retain key executives critical to the Company's long-term vision and success;

  •
  Motivate executives to enhance long-term stockholder value by focusing on performance metrics such as growth, productivity, profitability, and operating margins;

  •
  Provide a well-balanced mix of fixed and at-risk compensation;

  •
  Maintain a balance of the cost of these programs to market so they are cost effective and prudent for our industry, Company size, and growth expectations;

  •
  Provide competitive compensation opportunities; and

  •
  Enhance stockholder value by tying a large portion of Named Executive Officer compensation to the Company's overall performance, as reflected in the value of the Company's common stock.

        Our executive compensation philosophy is designed to align executive compensation with the achievement of the Company's business objectives and with individual performance towards obtaining those objectives. The Compensation Committee believes executive compensation should be weighted towards at-risk pay. This emphasis on at-risk pay is consistent with the philosophy of paying for performance. In considering the elements of the compensation program, the Compensation Committee emphasizes pay for performance on both an annual and long-term basis and consideration of marketplace best practices.

        The gaming industry is highly competitive, and has a limited pool of executive officer candidates with the desired level of industry expertise. The Compensation Committee considers information from a variety of sources when assessing the competitiveness of the Company's current and future compensation levels. These sources include, but are not limited to, management, other members of the Board of Directors, publicly available compensation data regarding executive officers both within and outside the industry, the Company's understanding of compensation arrangements at other local companies, and advice from the Compensation Committee's consultants. In addition, the Compensation Committee reviewed compensation analyses prepared by Steven Hall & Partners detailing compensation arrangement for named executive officers at the following thirteen companies in the gaming and leisure industries: Ameristar Casinos, Inc., Aristocrat Leisure Ltd., Boyd Gaming Corp., International Game Technology, Isle of Capri Casinos, Inc., Las Vegas Sands Corp., Penn National Gaming, Inc., Pinnacle Entertainment, Inc., Scientific Games Corp., Shuffle Master, Inc., Station Casinos, Inc., WMS Industries, Inc., and Wynn Resorts Ltd.

Compensation Committee's Response to 2011 "Say-on-Pay" Vote

        The Compensation Committee monitors the results of the annual advisory "Say-on-Pay" vote and incorporates such results as one of many factors considered in connection with the discharge of its responsibilities. At our 2011 Annual Meeting, more than 57% of our stockholders voted to approve our fiscal year 2011 executive compensation program. When designing our 2012 executive compensation program, the Compensation Committee considered, among other things, the 2011 vote results and feedback we received from stockholders.

        In response to the vote results and the stockholder feedback, the Company has provided additional disclosures in the "Compensation Discussion and Analysis" below to help clarify concerns raised in those conversations. In addition, the Compensation Committee also considered competitive pressures in the technology space, market conditions for talent with gaming, international and technology experience, and a balance between providing long term incentives aligned with market pressures and stockholder interests versus the overall cost of these programs to the Company. After careful consideration of these factors, the Compensation Committee determined to make certain changes to the design of our 2012 executive compensation program as discussed under "Compensation Discussion and Analysis" below.

        We continue to value the insights we gain through such dialogue with our stockholders on this subject and will continue to monitor the voting results.

Positive Company Performance Over the Past Four Years

        We believe that our performance-based executive compensation programs provide incentives that are aligned with the best interests of stockholders and have facilitated the Company's performance. We believe we have executed well on our strategies and we have performed strongly despite a challenging global economic environment principally due to the investments we have made and the level of continuous innovation we have exhibited. Over the last four years, we have:

  •
  transitioned from a company which produced predominantly mechanical reel stepper products to one that develops innovative video products, positioning us for greater growth in international and video lottery markets and through conversion kit sales and improving ship share;

  •
  more than doubled the number of game studios and launched our state-of-the-art Pro Series line of cabinets and Alphas 2 game platform;

  •
  introduced a number of industry-first hardware innovations such as the iDeck button deck and the Pro Curve which combines stepper-style play with video flexibility, all of which make our products smart investments for our customers;

  •
  created floor-wide excitement and personalized player experiences with the successful commercialization of our iVIEW DM technology and Elite Bonusing Suite of applications; and

  •
  invested in new and expanding geographical markets, such as Illinois and Ohio, domestically, and Macau, Singapore, South Africa, Canada, Italy, Australia, and New Zealand, internationally, and new and expanding product markets such as Video Lottery and mobile interactive, that will produce stockholder returns for years to come.

        We urge stockholders to read the "Compensation Discussion and Analysis" below, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative below under "Executive Compensation," which provide detailed information on the compensation of our Named Executive Officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the "Compensation Discussion and Analysis" are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this Proxy Statement has supported and contributed to the Company's success.

        In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as a matter of good corporate governance, we are asking stockholders to approve the following resolution at the Meeting:

  RESOLVED, that the stockholders of Bally Technologies, Inc. (the "Company") approve, on an advisory basis, the compensation of the Company's named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and narrative in the Proxy Statement for the Company's 2012 Annual Meeting of Stockholders.

        This resolution, commonly referred to as a "Say-on-Pay" resolution, is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation program. At our 2011 Annual Meeting, stockholders expressed support to hold an advisory vote on our executive compensation program every year. Therefore, we expect the next advisory vote on executive compensation to occur at our 2013 annual meeting.

The Board of Directors recommends that stockholders vote "FOR" the approval of the resolution on executive compensation.

 Proposal No. 3:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

        At the Meeting, a vote will be taken on a proposal by the Board of Directors to ratify the selection of Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2013. Deloitte & Touche LLP has audited the Company's financial statements beginning with the fiscal year ended June 30, 2001.

        A representative of Deloitte & Touche LLP will be present at the Meeting, will have an opportunity to make a statement if he so desires, and is expected to be available to respond to appropriate questions.

        The Company is not required to submit the selection of the independent registered public accounting firm to the stockholders for approval, but is doing so as a matter of good corporate governance. If stockholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee will take that into account in selecting an independent registered public accounting firm for the following year.

The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm.

Fees paid to the Company's Independent Registered Public Accounting Firm

        The following table presents the aggregate fees billed by the Company's principal independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the "Deloitte Entities") for services provided during fiscal years 2012 and 2011:

	2012	2011
Audit fees	$1,900,470	$1,804,367
Audit-related fees(1)	11,000	14,700
Tax fees(2)	410,710	447,746

Total fees	$2,322,180	$2,266,813

(1)
Consists primarily of fees paid for attestation services for regulatory reporting.

(2)
Consists primarily of fees paid for tax compliance, consultation and preparation services.

        The Audit Committee reviews and approves all services to be provided by the Deloitte Entities. The Audit Committee has considered the effect of non-audit services on the independence of the Deloitte Entities, and does not believe that such independence has been impaired or otherwise compromised.

Pre-Approval Policy

        Pursuant to the Audit Committee's pre-approval policies and procedures for certain audit and non-audit services, the Company's independent registered public accounting firm cannot be engaged to provide any audit and non-audit services to the Company unless the engagement is pre-approved by the Audit Committee in compliance with the Sarbanes Oxley Act of 2002. All services related to the fees set forth in the table above were pre-approved by the Audit Committee pursuant to this pre-approval policy.

Report of the Audit Committee

        The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility with respect to the financial statements and the reporting process of the Company, and the Company's independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles. The Audit Committee hereby reports as follows:

  1.
  The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2012, with the Company's management.

  2.
  The Audit Committee has discussed with Deloitte & Touche LLP, the Company's independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the PCAOB in Rule 3200T, among other things.

  3.
  The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP their independence.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2012, for filing with the SEC.

Respectfully submitted,
AUDIT COMMITTEE
Robert Guido, Chair Josephine Linden W. Andrew McKenna David Robbins Kevin Verner

 COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

        This Compensation Discussion and Analysis provides a detailed description of the Company's executive compensation philosophy and programs, the compensation decisions made by the Compensation Committee of the Board (the "Compensation Committee" or the "Committee") for the fiscal year ending June 30, 2012 and the issues considered in making such decisions. Our executive compensation programs are designed to attract, reward and retain our executive officers, yet do so cost effectively so the long term interests of the Company and our stockholders are well balanced. This Compensation Discussion and Analysis focuses on the compensation of our Named Executive Officers for the fiscal year ending June 30, 2012, who were:

Name	Title
Richard Haddrill	Chief Executive Officer
Neil Davidson	Senior Vice President, Chief Financial Officer and Treasurer
Ramesh Srinivasan	President and Chief Operating Officer
Mark Lerner	Senior Vice President, General Counsel and Secretary
Derik Mooberry	Senior Vice President, Products and Operations

EXECUTIVE SUMMARY

Compensation Committee's Response to 2011 "Say-on-Pay" Vote

        At the 2011 annual meeting of stockholders held on December 7, 2011, the stockholders were presented an opportunity to vote on an advisory basis with respect to the compensation of the Chief Executive Officer and the other Named Executive Officers (commonly known as "Say-on-Pay"). Approximately 57% of votes cast voted in favor of the advisory vote proposal.

        As a result of the 2011 "Say-on-Pay" vote, the Board and Compensation Committee held meetings with certain members of the management team regarding their conversations and meetings with certain stockholders of the Company to discuss their specific concerns with the Company's executive compensation program. The Committee and management met frequently to review, consider, and respond to the stockholder concerns with the executive compensation plan design and philosophy. Additionally, the Compensation Committee obtained feedback, advice, and recommendations on compensation best practices from its independent external compensation consultant, Steven Hall & Partners ("SH&P"). The Compensation Committee also reviewed the Company's performance, the compensation practices of its peers and compensation surveys and other materials regarding general and executive compensation.

        We learned from discussions that our stockholders generally approve of our overall executive compensation program. There were however some concerns raised by stockholders and stockholder advisory groups regarding the Chief Executive Officer's most recent employment agreement and the incentive opportunities awarded under the agreement. Mr. Haddrill's agreement was designed to serve as a multi-year arrangement providing both long-term cash incentives and equity awards that were intended cover the entire contractual term. Therefore, Mr. Haddrill was not granted any additional incentive opportunities or equity awards in fiscal year 2012. We believe the long-term incentives awarded in the agreement are a balanced approach designed to align Mr. Haddrill's interests with those of our stockholders with a particular focus on achieving key strategic initiatives and improving diluted earnings per share ("EPS") performance. In response to stockholder concerns, we have provided a more detailed and enhanced explanation in the Compensation Discussion and Analysis of Mr. Haddrill's incentive opportunities and rationale as to why we believe that the terms of his employment agreement are appropriate and consistent with our pay-for-performance philosophy.

        Another significant concern raised by stockholders and stockholder advisory groups related to "single trigger" change in control severance provisions in the Chief Executive Officer's current employment agreement. In response to this issue, we note that the Company has an existing contractual commitment with Mr. Haddrill which the Company is not at liberty to unilaterally alter. However, the Company's employment agreements with the other Named Executive Officers all contain "double trigger" change in control provisions, and there are no plans for any new agreement to include a "single trigger" provision.

        Overall, the Compensation Committee has substantially maintained its executive compensation policies and reaffirmed the philosophy of aligning pay with the interests of stockholders and linking pay and performance. We believe that the executive compensation policies and philosophy currently in effect have supported our strong fiscal year 2012 financial and stock price performance.

        The Board and Compensation Committee will continue to consider the views of our stockholders in connection with our executive compensation program and make improvements based upon evolving best practices, market compensation information and changing regulatory requirements. At our 2011 Annual Meeting, our stockholders also indicated their preference for an annual say-on-pay vote. Following last year's Annual Meeting, the Board determined that future say-on-pay votes would be held every year until the next vote on the frequency of such advisory votes.

How Pay Ties to Company Performance

        Our executive compensation program is designed to align executive compensation with the interests of our stockholders through the achievement of the Company's business objectives and individual executive contributions towards those objectives. The majority of compensation for our Named Executive Officers is at risk compensation, which consists of annual incentive payments and long-term equity-based compensation, and is not guaranteed. Over the last three years, at-risk compensation averaged 62% of total compensation for Mr. Haddrill and 61% for the other Named Executive Officers.

CEO 2012 Fixed vs. At-Risk Compensation	Other Named Executive Officers 2012 Fixed vs. At-Risk Compensation (Average)

CEO Fixed vs. At-Risk Compensation (3-Year Average)	Other Named Executive Officers Fixed vs. At-Risk Compensation (3-Year Average)

Fiscal Year 2012 Business Highlights

        The Company has implemented strategies that have proven to be successful despite a challenging global economic environment. Total revenues in fiscal year 2012 increased $121.6 million, or 16%, as compared to fiscal year 2011. In fiscal year 2012, the Company accomplished the following:

  •
  Gaming Equipment revenues improved 26% in fiscal year 2012 over 2011; the number of new gaming devices sold increased and had higher average selling prices and there was an increase in conversion kit revenue.

  •
  Gaming Operations revenues improved 12% in fiscal year 2012 over 2011 due to the continued performance of existing and new premium game titles that increased rental and participation revenue, linked progressive revenue and lottery systems revenue. In fiscal year 2012, the Company launched or expanded product offerings such as U-Spin, and experienced continued growth due to other products including Cash Spin, Hot Spin™, Vegas Hits™ and Cash Wizard games as well as Cash Connection™, the latest wide-area progressive link, with the release of GREASE™ and Michael Jackson King of Pop™, and an increase in placements of Betty Boop's Love Meter™, Golden Pharaoh™, and Money Vault™ wide-area progressive games.

  •
  Systems revenues improved 10% in fiscal year 2012 over 2011, in part due to improvements in maintenance, and software and services revenue.

  •
  Operating income increased by 18% to $179.4 million in fiscal year 2012, when compared to $151.5 million in fiscal year 2011.

  •
  Before adjustments, diluted EPS from continuing operations increased from $1.67 per share for the year ended June 30, 2008, to $2.28 per share for the year ended June 30, 2012.

        For more information about the Company's financial performance and measures, see the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2012.

Executive Compensation Program Highlights

        The Company's executive compensation program is designed to drive performance and promote good corporate governance. We have highlighted the practices that we have intentionally not implemented because we do not believe that such practices would serve our stockholders' long-term interests.

  What We Do:

  •
  Majority of Pay is Variable.  The majority of the total compensation opportunity for our Named Executive Officers (other than for the CEO) is not guaranteed. It is based upon the achievement of corporate and individual performance objectives designed to enhance stockholder value or to promote continued service with the Company, which we believe is also in the best long-term interests of our stockholders.

  •
  Stock Ownership Guidelines.  We have stock ownership guidelines for our key executives, including each Named Executive Officer. Our Chief Executive Officer has a guideline equal to three times his base salary.

  •
  Holding Period for Stock Options.  Named Executive Officers must hold at least 20% of net shares purchased upon the exercise of stock options until the executive stock ownership guidelines are satisfied.

  •
  Holding Period for Restricted Stock.  Upon the lapse of restrictions on restricted stock awards, 20% of net shares must be held until the stock ownership guidelines are satisfied.

  •
  Annual Risk Assessment.  In fiscal year 2012, as in previous years, the Compensation Committee reviewed and analyzed the Company's comprehensive compensation policies and practices concluding that our executive compensation programs do not encourage behaviors that would create risks reasonably likely to have a material adverse effect on the Company.

  •
  Double-Trigger Severance.  In the event of a change-in-control, post termination benefits for each Named Executive Officer (other than for the CEO) would not be payable unless such Named Executive Officer is terminated within one year of the change-in-control, i.e., a so-called "double trigger."

  •
  Reasonable Change in Control Severance Provisions.  We believe we have reasonable post-employment and change in control cash severance provisions for our Named Executive Officers that do not exceed three times base salary plus bonus.

  •
  Minimal Perquisites.  We provide our Named Executive Officers with minimal perquisites.

  •
  Minimum Vesting Periods.  In accordance with the terms of our 2010 Long Term Incentive Plan, grants of restricted stock and RSUs to our Named Executive Officers are subject to minimum vesting periods of not less than twelve months for awards subject to performance conditions and three years for awards based only upon continued employment.

  •
  Independent Compensation Consulting Firm.  The Compensation Committee benefits from its utilization of SH&P, its independent compensation consulting firm, which provides no other services to the Company.

  What We Don't Do:

  •
  No-Hedging Policy.  Our directors and officers, including our Named Executive Officers, are prohibited from hedging their ownership of the Company's stock, including trading in options, puts, calls, or other derivative instruments related to Company stock or debt.

  •
  No-Pledged Securities.  Our Insider Trading policy cautions directors and officers, including our Named Executive Officers, against pledging shares of the Company. In fiscal year 2012, no director or Named Executive Officer pledged any shares of the Company's common stock.

  •
  No Tax Gross-Ups.  We do not provide tax gross-ups on any severance or change-in-control payments.

  •
  No Repricing of Awards.  Repricing of underwater stock options and other awards is expressly prohibited under the 2010 Long-Term Incentive Plan without stockholder approval. The Company does not have a history of repricing equity incentive awards.

  •
  No Above Market Returns.  We do not offer preferential or above market returns on deferred compensation.

  •
  No Underpriced Stock Options.  We do not grant stock options with exercise prices that are below the fair market value of the Company's common stock on the date of grant.

OUR COMPENSATION PHILOSOPHY AND OBJECTIVES

Philosophy

        Our executive compensation philosophy, which has been adopted by the Compensation Committee, is designed to align executive compensation with the achievement of the Company's business objectives and with individual performance towards obtaining those objectives. The Compensation Committee believes executive compensation should be weighted towards at-risk pay. This emphasis on at-risk pay is consistent with the philosophy of paying for performance. In considering the elements of the compensation program, the Compensation Committee emphasizes pay for performance on both an annual and long-term basis and consideration of marketplace best practices.

Objectives

        The compensation program for our executive officers is designed to achieve the following objectives:

  •
  Attract and retain key executives critical to the Company's long-term vision and success;

  •
  Motivate executives to enhance long-term stockholder value by focusing on performance metrics such as growth, productivity, profitability, and operating margins;

  •
  Provide an appropriate mix between fixed and at-risk compensation;

  •
  Maintain a balance of the cost of these programs to market so they are cost effective and prudent for our industry, Company size, and growth expectations;

  •
  Provide competitive compensation opportunities; and

  •
  Enhance stockholder value by tying a large portion of Named Executive Officer compensation to the Company's overall performance, as reflected in the value of the Company's common stock.

        The gaming industry is highly competitive, and has a limited pool of executive officer candidates with the desired level of industry expertise. The Compensation Committee considers information from a variety of sources when assessing the competitiveness of the Company's current and future compensation levels. These sources include, but are not limited to, management, other members of the Board of Directors, publicly available compensation data regarding executive officers both within and outside the industry, the Company's understanding of compensation arrangements at other local companies, and advice from the Compensation Committee's consultants. In addition, the Compensation Committee reviewed compensation analyses prepared by SH&P detailing compensation arrangement for named executive officers at the following thirteen companies in the gaming and leisure industries: Ameristar Casinos, Inc., Aristocrat Leisure Ltd., Boyd Gaming Corp., International Game Technology, Isle of Capri Casinos, Inc., Las Vegas Sands Corp., Penn National Gaming, Inc., Pinnacle Entertainment, Inc., Scientific Games Corp., Shuffle Master, Inc., Station Casinos, Inc., WMS Industries, Inc., and Wynn Resorts Ltd.

Elements of Executive Compensation

        In designing our executive compensation program, the Compensation Committee takes into account how each element motivates performance, aligns with stockholder interests, and promotes retention. Although the final structure may vary from year to year and executive to executive, the Compensation Committee utilizes three main components designed to help achieve the objectives of our compensation philosophy:

  •
  Base Salary;

  •
  Annual Incentive; and

  •
  Long-Term Incentives.

        In addition, each Named Executive Officer is also eligible to receive certain benefits, which are generally provided to all other eligible employees, and certain minimal perquisites as described below. The following charts show the percentage of the Chief Executive Officer's and the other Named Executive Officers' compensation excluding any benefits or perquisites:

CEO 2012 Total Compensation	Other Named Executive Officers 2012 Total Compensation (Average)

CEO 3-Year Average Total Direct Compensation	Other Named Executive Officers 3-Year Average Total Direct Compensation

Base Salary

  General

        Base salary provides the executive officer with a measure of security regarding the minimum level of compensation he or she will receive, while the annual and long-term incentive components motivate the executive officer to focus on business metrics that will produce a high level of Company performance over the short and long-term. The Compensation Committee believes this approach not only leads to increases in stockholder value and long-term wealth creation for the executive, but also promotes retention.

        The Compensation Committee annually reviews the base salary of each Named Executive Officer. These reviews include consideration of, among other things, factors such as:

  •
  The review and recommendation to the Board of the Company's compensation philosophy;

  •
  The Company's overall performance;

  •
  New duties and responsibilities assumed by the executive;

  •
  The overall performance of the executive's area of responsibility;

  •
  Any previously negotiated agreement between the Company and the executive regarding base salary;

  •
  Competitive benchmarking to industry norms;

  •
  The executive's impact on strategic goals; and

  •
  The executive's length of service with the Company.

        There is no specific weighting applied to any one factor in setting the level of base salary; the process ultimately relies on the exercise of the Compensation Committee's judgment.

  Increases in 2012

        During fiscal year 2012, the Compensation Committee assessed each Named Executive Officer's current base salary levels in light of the Compensation Committee's understanding of the competitive marketplace, based on the executive's experience and compensation levels prior to joining Bally, the Company's performance for fiscal year 2011, each individual's contributions to the Company's performance, and existing employment arrangements.

        Mr. Haddrill's salary is set by his employment agreement, therefore, he did not receive a base salary increase in fiscal year 2012. In connection with the promotions of Mr. Davidson and Mr. Srinivasan during fiscal year 2011, for fiscal year 2012 the Compensation Committee also reviewed analyses prepared by SH&P of CFO and COO compensations for a subset of the previously mentioned thirteen gaming and leisure companies. Base salary may be adjusted to recognize a promotion or change in the individual's role; however, increases are not guaranteed upon such events.

        The base salary increases awarded in during fiscal 2012 for the Named Executive Officers, if any, were as follows:

Executive	2012 Base Salary	2012 vs. 2011	Date of Most Recent Adjustment
Richard Haddrill	$998,000	0%	N/A
Neil Davidson(1)	320,000	7%	11/28/2011
Ramesh Srinivasan(2)	725,000	21%	6/25/2012
Mark Lerner	280,000	0%	N/A
Derik Mooberry(3)	256,750	11%	2/20/2012

(1)
On November 28, 2011, Mr. Davidson's base salary was increased to $320,000 due to a merit-based increase.

(2)
On June 25, 2012, Mr. Srinivasan's base salary was increased to $725,000 due to a merit-based increase.

(3)
On February 20, 2012, Mr. Mooberry's base salary was increased to $256, 750 due to a merit-based increase

Annual Incentives

  General

        The Company believes that annual incentives tied to company-wide performance metrics are an effective means of motivating and rewarding executives, including the Named Executive Officers to enhance short- and long-term stockholder value. The Compensation Committee establishes the target incentive opportunities, the range of possible incentive awards, the applicable performance measures, and the level of performance that will correspond to a particular incentive payment. The target opportunity is expressed as a percentage of the Named Executive Officer's base salary in effect at the time the target is established.

        For each Named Executive Officer participating in the MIP, annual performance bonuses are tied to the Company's overall performance, as well as to both the performance of each individual executive and the performance of his area of responsibility. Annual awards under the MIP are payable in cash; however, the Compensation Committee may elect to distribute any award in the form of restricted stock. The Committee may also modify, amend, or eliminate the MIP at any time, and has complete discretion to use business judgment to decide the effect on target awards if the MIP is cancelled part way through a performance period.

        Each of the Named Executive Officers, except Mr. Haddrill, is eligible to participate in the MIP. Mr. Haddrill's 2012 annual cash incentive program is discussed below under "—Haddrill Fiscal Year 2012 Annual Cash Incentive Program."

  Performance Metrics for Fiscal Year 2012

        For the participating Named Executive Officers in fiscal year 2012, the actual payouts under the MIP were allocated between Company and individual performance, assuming both Company performance and individual goals were achieved at the target level: (i) 70% of each award was tied to the Company's financial performance and (ii) 30% of each award was tied to individual goals, as determined by the Compensation Committee and the Chief Executive Officer.

        Company Performance Metric for Fiscal Year 2012.    The Compensation Committee sets and approves the company performance metrics (financial and operational), which are used to assess achievement with respect to 70% of the MIP award. The threshold performance level of such company metrics must be met to receive a payout under the Company performance portion of the MIP. For fiscal year 2012, diluted EPS, as adjusted (if necessary), for non-recurring expenses ("Diluted EPS"), was chosen as the financial performance measure because the Company and the Compensation Committee believed that Diluted EPS is a good indicator of the Company's achievement with respect to its overall business objectives and a significant driver of stock price performance.

        The Compensation Committee established the Company performance metric as follows:

	Threshold	Target	Maximum	Actual(1)
Diluted EPS	$2.15	$2.35	$2.60	$2.45

(1)
Actual diluted EPS of $2.28 per share was adjusted upward by $0.17 to $2.45 to reverse the effect of a $10.0 million loss contingency accrual related to several legal matters, net of tax, on diluted EPS. See the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2012. The Committee considered several variables in deciding that the $0.17 legal accrual should be adjusted including the uncertain nature of this provision necessitated by guidelines under United States generally accepted accounting principles, the longer term genesis and expected outcome of these potential legal costs that may overlap multiple plan years, as well as the role MIP plays as an "annual" incentive within the comprehensive compensation program and philosophy.

        Individual Performance Metrics for Fiscal Year 2012.    The individual performance component of the bonus is based on the Chief Executive Officer's subjective evaluation of the overall performance of each executive. In reaching its determinations, the Compensation Committee reviews the executive's individual accomplishments and efforts during the year as well as recommendations of the Chief Executive Officer. The recommendations of the Chief Executive Officer are based on his assessment of each executive's performance against individual goals set by the Chief Executive Officer and the executive. The following briefly outlines the goals established for each of the Named Executive Officers eligible to participate in the MIP for fiscal year 2012.

  •
  Neil Davidson.  Mr. Davidson's individual performance goals for fiscal year 2012 included: (i) execute on cost containment; (ii) cultivate and/or improve relationships with customers and capital markets; (iii) improve gross margins; (iv) drive accountability within the Company; (v) support business development efforts; (vi) drive process improvement enterprise wide; and (vii) manage working capital.

  •
  Ramesh Srinivasan.  Mr. Srinivasan's individual performance goals for fiscal year 2012 included: (i) achieve target revenues from game, game operations, system, domestic and international sales; (ii) achieve an annual target of operating margin from systems; (iii) improve cost reductions; (iv) achieve plan objectives; (v) maximize operational efficiencies; (vi) execute major systems implementations projects; and (vii) increase customer centric focus.

  •
  Mark Lerner.  Mr. Lerner's individual performance goals for fiscal year 2012 included: (i) resolve outstanding legal matters; (ii) maximize efficiency of the Company's use of outside lawyers; (iii) improve the Company's regulatory process and insure timely filings; (iv) improve the technical efficiency of the legal department and internal communications; (v) enhance the Company's long-term intellectual property; and (vi) improve internal customer service ratings.

  •
  Derik Mooberry.  Mr. Mooberry's individual performance goals for fiscal year 2012 included: (i) achieve target revenues in Mexico and Latin America; (ii) execute product plans; (iii) execute on major systems implementations projects; (iv) continue to focus on product quality; and (v) increase revenue generated from wide-area progressive link games.

        During fiscal year 2012, with respect to the 30% of MIP opportunity tied to individual performance, the Compensation Committee approved the awards based upon its qualitative review of individual performance and the recommendation of the Chief Executive Officer at 90% of target for each of the Named Executive Officers.

  MIP Opportunities and Actual Payout for Fiscal Year 2012

        As discussed above, the target opportunity for each Named Executive Officer is expressed as a percentage of the Named Executive Officer's base salary in effect at the time the target is established. The target opportunities for each Named Executive Officer, as reflected in the table below, is set primarily based upon the Compensation Committee's understanding of the marketplace, and, to a lesser degree for fiscal year 2012, based upon the compensation analyses prepared by SH&P. Historically, the Compensation Committee typically set target opportunities for senior executives that report to the Chief Executive Officer at or near 60% of base salary based on its understanding of the marketplace. This was the case for Mr. Lerner in fiscal year 2012. In the cases of Messrs. Davidson and Srinivasan, the Compensation Committee also considered the compensation analysis prepared by SH&P, and determined that targets of 75% and 100% of base salary, respectively, were appropriate for their respective positions and responsibilities. Mr. Mooberry has historically earned incentive compensation via the MIP as well as other sales-driven programs discussed in greater detail below. His target percentage of 30% of base salary reflects his participation in incentive programs outside of the MIP.

2012 MIP Opportunity as a Percentage of Base Salary(1)

	Based Upon Achievement of Company and Individual Performance
	Threshold		Target		Maximum		Actual Payout		Actual Payout
	As a % of Target		As a % of Base		As a % of Target		As a % of Target		In U.S. Dollars
Executive	Company	Individual	Company	Individual	Company	Individual	Company	Individual	Company	Individual
Mr. Davidson	40%	100%	52%	23%	200%	100%	140%	90%	$235,200	$64,800
Mr. Srinivasan(2)	40%	100%	70%	30%	243%	100%	157%	90%	$660,000	$162,000
Mr. Lerner	40%	100%	42%	18%	200%	100%	140%	90%	$164,640	$45,360
Mr. Mooberry(3)	40%	100%	21%	9%	170%	100%	128%	90%	$69,015	$20,797

(1)
For Company performance results between the threshold and target, or between the target and the maximum, the bonus amount is determined by straight line interpolation.

(2)
As reflected in the table above, Mr. Srinivasan could earn up to 30% of base salary, but not more, with respect to his individual performance. Per his employment agreement, Mr. Srinivasan's fiscal year 2012 MIP provided for a target payment at 100% of base salary and a maximum payment at 200% of base salary. Thus, Mr. Srinivasan could earn up to 243% of target (or 243% of 70% of base salary) with respect to Company performance (in order for his total award opportunity, including up to 30% of base salary with respect to personal achievement, to equal 200% of base salary).

(3)
Mr. Mooberry's fiscal year 2012 MIP provided for a maximum payment up to an additional 70% of target with respect to the Company performance portion of his MIP award.

  Operating Income Bonus Plan and Sales Commission Program.

        Mr. Mooberry is the only Named Executive Officer whose annual incentive compensation includes sales commissions and an Operating Income Bonus Plan in addition to MIP. For fiscal year 2012, the Operating Income Bonus Plan was based on three tier levels with bonus rates ranging from 0.15% to 0.45% on global annual operating income ranging from $150,000,000 to $235,000,000. The Operating Income Bonus was put into place in fiscal year 2012 for Mr. Mooberry as transitional compensation substituting for part of his prior year broader sales commission plans and sales for which he was responsible as Vice President of North American Game Sales. In fiscal year 2012, Mr. Mooberry earned $42,755 in sales commissions and $352,827 in compensation from the Operating Income Bonus Plan.

  Haddrill Annual Cash Incentive Program

        Mr. Haddrill was provided separate incentives in his employment agreement (the "Haddrill Agreement") and subsequent amendments. In determining the cash incentive compensation opportunities under the Haddrill Agreement, the Compensation Committee decided to provide Mr. Haddrill with cash incentives tied to the achievement of specific strategic initiatives established by the Board as well as cash incentives tied to the Company's diluted EPS performance.

        Because the long-term equity portion of Mr. Haddrill's compensation is already such a large percentage of his overall compensation, the Compensation Committee believes that the mid-term bonus incentive compensation for the Chief Executive Officer tied to strategic initiatives, rather than annual financial performance goals, will better align Mr. Haddrill's interests with the long-term interests of stockholders as the Committee believes that the Company's intermediate and longer-term goals are best achieved by focused and effective execution of existing strategies and projects. In setting the performance criteria for these strategic initiative bonuses, the Committee's intent was for the criteria to be challenging and achievable, but not guaranteed.

        Pursuant to the Eighth Amendment to the Haddrill Agreement, with respect to calendar year 2012, Mr. Haddrill was eligible to earn a bonus payout of up to $3,000,000 (the "2012 Strategic Initiatives Bonus") based upon the first to occur of (i) the achievement of certain strategic initiatives established by the Board of Directors on or before December 31, 2012, as determined by Board of Directors, in its sole discretion, and (ii) a change of control occurring on or before December 31, 2012, or the consummation of a change of control after December 31, 2012, based on a definitive agreement entered into on or before December 31, 2012. As of June 30, 2012, the Compensation Committee has not authorized an award for the 2012 Strategic Initiatives Bonus.

        Pursuant to the Eighth Amendment to the Haddrill Agreement, with respect to calendar year 2011, Mr. Haddrill was eligible to earn a bonus payout of up to $2,000,000 (the "2011 Strategic Initiatives Bonus") based on the following: (a) 60% related to development and implementation of reorganization plans and implementation of chief operating officer transition plans, and (b) 40% related to (i) development, implementation, and execution of games and systems product plans, and (ii) continued development of industry partnerships, including investments and acquisitions.

        During fiscal year 2011, the Compensation Committee determined that Mr. Haddrill had successfully completed 70% of the 2011 Strategic Initiatives, based on the following:

  •
  the reorganization of games and systems management and the promotion of Ramesh Srinivasan to President and COO, for which the Board determined that these achievements justified an award of 50% of the total bonus for which Mr. Haddrill was eligible.

  •
  the progress of product development plans, execution on new product offerings, and gaming operations product performance, for which the Board determined that Mr. Haddrill's achievements justified an award of 20% of the total bonus for which Mr. Haddrill was eligible.

        Accordingly, the Compensation Committee authorized an award of 70% of the 2011 Strategic Initiatives Bonus, or $1,400,000, to Mr. Haddrill.

        During fiscal year 2012, the Compensation Committee and the independent directors reviewed Mr. Haddrill's performance against the initiatives in the 2011 Strategic Initiatives Bonus, and determined that an award of the remaining 30% was justified based on the successful implementation of the reorganization, the introduction and strong performance of several new products, the new Alpha platform, the rapid growth of gaming operations and branding initiatives, and the addition of successful strategic initiatives (including the acquisitions of mobile gaming and internet gaming capabilities).

        Accordingly, the Compensation Committee authorized an award of the remaining 30% of the 2011 Strategic Initiatives Bonus, or $600,000, to Mr. Haddrill.

        Pursuant to the terms of the Haddrill Agreement, as amended, Mr. Haddrill's bonuses will be deferred until the first business day of the first taxable year in which Mr. Haddrill is not subject to Section 162(m) of the Code.

Long-Term Incentives

  General

        The Compensation Committee believes that a significant portion of certain Named Executive Officers' target compensation should be in the form of long-term incentives, which motivates leaders and key employees through the use of awards tied to the long-term performance of the Company. These awards are intended to reward performance over a multi-year period, align the interests of executives with those of stockholders, instill an ownership culture, enhance the personal stake of executive officers in the growth and success of the Company, and provide an incentive for continued service at the Company. Long-term incentive awards are generally granted under the 2010 Long-Term Incentive Plan (the "2010 LTIP"). See "Executive Compensation—Narrative to the Summary Compensation Table and Grants of Plan Based Awards Table—Long-Term Incentive Awards Under the 2010 LTIP" for further description of certain terms of awards granted under the 2010 LTIP.

        In determining whether to award long term incentives to executives, the Compensation Committee performs an annual review process which includes consideration of factors such as the Company's overall performance, duties and responsibilities assumed by the executive, the overall performance of the executive's area of responsibility, the executive's impact on strategic goals, prior levels of total compensation, the number and mix of each executive's outstanding equity-based awards, and the desired emphasis on retention and motivation. However, there is no specific weighting applied to any one factor in determining the level of equity-based awards or the mix between stock options, restricted stock, and RSUs. Instead, the process ultimately relies on a holistic and qualitative assessment of the facts and the exercise of the Compensation Committee's judgment. This mix of long-term incentive awards is designed to motivate, reward and retain our executives.

  Fiscal Year 2012 Grants

        During fiscal year 2012, based on the recommendation of the Chief Executive Officer and the determination of the Compensation Committee, the Company granted restricted stock awards and options awards to certain Named Executive Officers. As the RSU award granted per Mr. Haddrill's most recent employment agreement was intended to cover the contractual term of the agreement, Mr. Haddrill did not receive an equity award in fiscal year 2012. We strongly believe that the long-term incentives awarded in the Haddrill Agreement, as amended, are a balanced approach designed to align Mr. Haddrill's interests with those of our stockholders with a particular focus on achieving key strategic initiatives and improving diluted EPS performance.

        The Company did not grant any RSUs to the Named Executive Officers in fiscal year 2012. The award level for each Named Executive Officer, as reflected in the table below, is set primarily based upon the Compensation Committee's understanding of the marketplace, and, to a lesser degree, with respect to Messrs. Davidson and Srinivasan, based upon the compensation analyses prepared by SH&P. The Compensation Committee also considered the following factors, with no particular goals or weightings assigned to such factors, when determining award levels: retention, current equity holdings, the allocation of the executive's pay between fixed and variable compensation, and historical individual performance.

  •
  Restricted Stock Awards.  Restricted stock awards granted in fiscal year 2012 will vest in four equal parts beginning on date of grant.

  •
  Stock Options.  Non-qualified stock options granted in fiscal year 2012 have a seven year term and will vest in four equal parts beginning on the date of grant.

	Number of Shares
Executive	RSUs	Stock Options	Restricted Stock	Vesting Period
Richard Haddrill	0	0	0	Mr. Haddrill did not receive equity grants in fiscal year 2012 because the previous grants under the Haddrill Agreement, as amended, were meant to cover the contractual term of the agreement, as discussed under "Executive Compensation—Employment Agreements with Named Executive Officers" below.
Neil Davidson	0	20,000	10,000
				Stock options granted on December 6, 2011; stock options vest and become exercisable in equal installments of 5,000 shares on December 6, 2012, December 6, 2013, December 6, 2014, and December 6, 2015. Restricted stock granted on December 6, 2011 vests as to equal installments of 2,500 shares on December 6, 2012, December 6, 2013, December 6, 2014, and December 6, 2015
Ramesh Srinivasan	0	0	21,795	Restricted stock granted on June 25, 2012 vests in equal installments of 5,449 shares on June 25, 2013, June 25, 2014, June 25, 2015, and 5,448 shares on June 25, 2016.
Mark Lerner	0	1,500	3,000
				Stock options granted on December 6, 2011; stock options vest and become exercisable as to equal installments of 500 shares on December 6, 2012, December 6, 2013, and December 6, 2014. Restricted stock granted on December 6, 2011 vests in equal installments of 1,000 shares on December 6, 2012, December 6, 2013, and December 6, 2014.
Derik Mooberry	0	4,000	4,000
				Stock options granted on December 6, 2011; options vest and become exercisable as to equal installments of 1,000 shares on December 6, 2012, December 6, 2013, December 6, 2014, and December 6, 2015. Restricted stock granted on December 6, 2011 vests in equal installments of 1,000 shares on December 6, 2012, December 6, 2013, December 6, 2014, and December 6, 2015.

ADDITIONAL COMPENSATION ELEMENTS

Benefits

        The Named Executive Officers are entitled to the same employee benefits generally available to all full-time employees, subject to certain conditions such as fulfilling minimum service periods. These benefits include, among other things, vacation, health and welfare benefits, and participation in the Company's Employee Stock Purchase Plan and 401(k) Savings Plan. Certain other perquisites are also made available to executives, including the Named Executive Officers. These benefits include reimbursement for the cost, including any taxable amount, of biennial physical exams and President's Club travel for the executive and family. President's Club is an annual sales award program that includes recognition at a meeting for the highest achieving sales personnel for the year; our business unit leaders participate in these events to provide the recognition.

        These benefits are intended to provide an overall level of benefits that are competitive with those offered by similarly situated companies in the markets in which the Company operates. The Committee believes that these particular plans and programs provide a valuable recruiting and retention mechanism for its executives and enable the Company to compete more successfully for qualified executive talent. Additional information regarding the specific amounts of these types of benefits paid to the Named Executive Officers is included in the "All Other Compensation" column and the accompanying footnotes in the Summary Compensation Table below.

Equity Grant Policy

        Executives receive long-term equity awards pursuant to the terms of the 2010 LTIP, which was approved by the Company's stockholders. Awards are also granted outside of the 2010 LTIP to the extent those grants are permitted by the rules of the NYSE. The Board of Directors and, by delegation, the Compensation Committee, administers the 2010 LTIP and establishes the rules for all awards granted under the plan, including grant guidelines, vesting schedules, and other provisions. The Board of Directors or the Compensation Committee reviews these rules periodically and considers, among other things, the interests of our stockholders, market conditions, information provided by independent advisors, performance objectives, and recommendations made by the Chief Executive Officer.

        The Board of Directors or the Compensation Committee reviews awards for all employees. For annual awards, the Compensation Committee reviews the recommendations of the Chief Executive Officer for executives and other employees, modifies the proposed grants in certain circumstances, and approves the awards effective as of the date of its approval. Pursuant to the terms of the 2010 LTIP, the Board of Directors has delegated certain limited authority to the Chairman of the Compensation Committee and the Chief Executive Officer to make equity grants in accordance with the rules established by the Board of Directors. The Chief Executive Officer has been delegated limited authority to make equity grants to non-direct reports of the Chief Executive Officer throughout the year. The Chairman of the Compensation Committee has been delegated limited authority to make equity grants to all employees.

        The exercise price of stock option grants are set at 100% of the closing market price of a share of Company common stock on the date the Board of Directors or Compensation Committee approves the grants or such later date as established by the Board of Directors or Compensation Committee at the time of grant, or upon the date such approval is made by the Chairman of the Compensation Committee or Chief Executive Officer under the limited delegated authority referenced above, to be reported to the Board of Directors or Compensation Committee at its next regularly scheduled meeting. The exercise price of new hire awards and relocation or retention grants is determined as set forth above, except that the exercise price is set on the date of hire or effective date of the underlying agreement providing for such grant rather than the date of the approval thereof.

Employment Agreements and Post-Termination Payments

        As previously discussed, the Company has entered into employment agreements with each of the Named Executive Officers. The Compensation Committee determined that the compensation packages provided under these agreements was fair and reasonable on the basis of its assessment of comparable compensation opportunities available to the individuals, including the compensation arrangements of the Named Executive Officer at his prior place of employment, in the case of new hires. The specifics of these arrangements are described in detail below under "Executive Compensation—Narrative to the Summary Compensation Table and Grants of Plan Based Awards Table—Employment Agreements with Named Executive Officers."

  Payments Due Upon Termination or a Change in Control

        Under the terms of our equity-based compensation plans and their respective employment agreements, the Chief Executive Officer and the other Named Executive Officers are entitled to payments and benefits upon the occurrence of specified events, including termination of employment and upon a change in control of the Company. The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year-end, are described in detail below under "Executive Compensation—Potential Payments upon Termination or Change in Control at Fiscal Year-End 2012."

        In the case of each employment agreement, the terms of these arrangements were set through the course of arms-length negotiations with the Named Executive Officer. As part of these negotiations, the Compensation Committee analyzed the terms of arrangements for comparable executives employed by companies in the gaming and leisure industries.

        At the time of entering into these arrangements, the Compensation Committee considered the aggregate potential obligations of the Company in the context of the desirability of hiring or retaining the individual. The Compensation Committee believes that these arrangements can play a significant role in attracting and retaining key executive officers by providing security to the executive and leadership continuity to the Company.

        The 2010 LTIP currently provides for the accelerated vesting of equity awards in the event of a change in control and subsequent termination of employment without Cause or for Good Reason, each as defined under "Executive Compensation—Narrative to the Summary Compensation Table and Grants of Plan Based Awards Table—Long-Term Incentive Awards Under the 2010 LTIP—Definitions", within twelve months after the change of control. In addition, certain employment agreements as well as certain forms of equity agreements provide for accelerated vesting of equity-based awards upon either a change in control or a change in control followed by certain terminations of employment.

        The Compensation Committee believes that for senior executives, including the Named Executive Officers, accelerated vesting of equity-based awards in the event of a change in control is generally appropriate because in some change in control situations equity of the target company is cancelled making immediate acceleration necessary in order to preserve the value of the award. In addition, the Company relies primarily on long-term incentive awards to provide the Named Executive Officers with the opportunity to accumulate substantial resources to fund their retirement income, and the Compensation Committee believes that a change in control event is an appropriate liquidation point for awards designed for such purpose.

HOW WE MAKE COMPENSATION DECISIONS

The Role of Our Compensation Committee

        The Compensation Committee, which is comprised of three independent members of the Company's Board of Directors, as discussed in greater detail under "Board of Directors—Director Independence," is responsible for, among other things:

  •
  The recommendation to the Board of Directors of the corporate goals and objectives relevant to the Chief Executive Officer's compensation, the evaluation of the Chief Executive Officer's performance in light of the corporate goals and objectives adopted by the Board of Directors, and the determination and approval of the Chief Executive Officer's compensation level based on this evaluation;

  •
  Subject to consultation with the Chief Executive Officer, the approval of executive compensation arrangements and agreements, including that of the Company's and its subsidiaries' executives and senior management;

  •
  The approval of all executive compensation plans and structures, including that of the Company's and its subsidiaries' executives and senior management;

  •
  The review and recommendation to the Board of Directors of the criteria by which bonuses to the Company's executives and senior management are determined, including under the Company's MIP;

  •
  The administration, within the authority delegated by the Board of Directors, of the Company's various long-term incentive plans and such other stock option or equity participation plans as may be adopted by the Board of Directors from time to time; and

  •
  The review of the Company's compensation practices and policies to determine whether they encourage excessive risk taking.

        The Compensation Committee, in consultation with SH&P, the independent executive compensation consultant it has retained, also analyzes the reasonableness of the Company's overall executive compensation program.

The Role of Our Management

        While the Chief Executive Officer and other senior executive officers may attend meetings of the Compensation Committee, the ultimate decisions regarding executive officer compensation are made solely by the Compensation Committee, subject to Board approval, as applicable. These decisions are based not only on the Compensation Committee's deliberations of executive performance, but also on input requested from outside advisors, including its independent compensation consultant, with respect to, among other things, market data analyses. The final decisions relating to the Chief Executive Officer's compensation are made in executive session of the Compensation Committee without the presence of management. Decisions regarding the other executive officers are typically made by the Compensation Committee after deliberations that include the consideration of recommendations from the Chief Executive Officer.

The Role of the Compensation Committee's Independent Compensation Consultant

        The Compensation Committee has historically engaged the services of an independent compensation consulting firm to advise it in connection with executive compensation determinations. The Chairman of the Compensation Committee defines the scope of any consultant's engagement. The responsibilities may include, among other things, advising on issues of executive or Board of Directors compensation, employment agreements, equity compensation structure, and preparing compensation disclosure for inclusion in the Company's SEC filings.

        The Compensation Committee retained the services of SH&P for fiscal year 2012. The Compensation Committee retained SH&P directly and SH&P performed no services for the Company or management during fiscal 2012. In fulfilling its responsibilities, SH&P interacted with management or the Company's other outside advisors when deemed necessary and appropriate.

ADDITIONAL INFORMATION

Stock Ownership Guidelines

        The Board believes that the Chief Executive Officer and employees reporting directly to the Chief Executive Officer should be stockholders and maintain significant holdings of Company common stock. The Board believes that ownership guidelines for the Chief Executive Officer and all employees reporting directly to him provide appropriate and beneficial additional motivation to act in the long-term best interests of stockholders. For these reasons, in October 2010, the Board adopted a policy requiring certain levels of stock ownership by the Chief Executive Officer and employees reporting directly to him.

Stock Ownership Guidelines for Named Executive Officers

Position	Ownership Guideline (as a % of Base Salary)	Ownership Satisfied as of 6/30/2012 (as a % of Guideline)
Chief Executive Officer	300%	191%
Senior Vice President, Chief Financial Officer and Treasurer*	100%	71%
President and Chief Operating Officer	100%	118%
Senior Vice President, General Counsel and Secretary	50%	113%
Senior Vice President, Products and Operations	50%	287%

*
Mr. Davidson satisfied ownership guidelines on August 13, 2012 at 111% of guideline.

        Certain other executives reporting directly to the Chief Executive Officer are also subject to stock ownership guidelines and must maintain shares valued at one-half base salary. Each executive must meet the applicable stock ownership threshold based on his or her base salary as of the date the executive becomes subject to these guidelines. The stock ownership guidelines must be satisfied within two years of the executive becoming subject to the stock ownership guidelines. Unless determined otherwise by the Board, the requisite ownership level is not adjusted to reflect changes in stock value or the executive's base salary.

        Compliance with the requirements will be evaluated annually by the Nominating and Corporate Governance Committee. An executive's failure to timely satisfy his or her stock ownership guidelines may result in a reduction of future equity awards. If at any time the number of shares owned drops below the requisite ownership level (disregarding any such drop due to changes in stock value or the executive's base salary), the executive shall be required to retain 100% of the "net shares" of any grants and payouts until the requisite ownership level is achieved based on the executive's then-current base salary. "Net shares" shall mean those shares received upon vesting of restricted stock or other equity award or upon exercise of a stock option, and after the payment of the taxes due upon such event. The Board has discretion to grant relief from this policy in cases of hardship.

Executive Equity Holding Requirements

        In order to further align the interests of the executives and stockholders, the Company has instituted equity holding requirements for certain of its executives, including each Named Executive Officer. Until each applicable executive's stock ownership guidelines are met, the executive must retain at least 20% of his or her "net shares."

Insider Trading Policy; Hedging Policy

        The Company has adopted, as part of its insider trading policy, a prohibition on speculative transactions in the Company's securities where officers, directors and other insiders are prohibited from:

  •
  short-term trading (selling Company securities within six months of a purchase);

  •
  short sales; and

  •
  trading in publicly traded options or other derivatives such as puts or calls and hedging transactions.

        The policy also cautions against pledging Company securities as collateral or including Company securities in a margin account.

Recoupment Policy

        Under Section 304 of the Sarbanes Oxley Act, if the Company is required to restate its financial statements due to material noncompliance with any financial reporting requirements as a result of misconduct, the Chief Executive Officer and Chief Financial Officer may be required to reimburse the Company for (i) any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and (ii) any profits realized from the sale of securities of the Company during that 12-month period. The Company plans to amend the recoupment policy to comply with the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 once final rules have been implemented.

Impact of Tax and Accounting

        As a general matter, the Compensation Committee takes into account the various tax and accounting implications of the compensation vehicles employed by the Company.

  Accounting Impact

        When determining amounts of long-term incentive grants to executives and employees, the Compensation Committee examines the accounting cost associated with the grants. Under FASB ASC Topic 718, grants of equity-based awards result in an accounting charge for the Company equal to the grant date fair value of those securities.

  Tax Impact

        Section 162(m) of the Code does not permit publicly traded companies to take income tax deductions for compensation paid to the Chief Executive Officer and the other Named Executive Officers (other than the Chief Financial Officer) to the extent that compensation exceeds $1.0 million per officer in any taxable year and does not otherwise qualify as performance-based compensation. The 2010 LTIP is structured so that the compensation deemed paid to an executive officer in connection with the exercise of stock options should qualify as performance-based compensation not subject to the $1.0 million limitation. Awards of restricted stock or RSUs made under the 2010 LTIP may or may not qualify as performance-based compensation. The restricted stock issued to Messrs. Davidson, Srinivasan, Lerner, and Mooberry during fiscal year 2012 did not qualify as performance-based compensation under Section 162(m) of the Code and therefore, if any of the named executive officers' total compensation exceeds the $1.0 million limit, the restricted stock issued to such officer may not be deductible for income tax purposes. The Company performance component of the MIP cash incentive program for fiscal year 2012 is designed to provide bonus payments that would qualify as performance-based compensation as defined in Section 162(m) of the Code; however, the individual performance component of the MIP cash incentive program for fiscal year 2012 is not designed to provide bonus payments that would qualify as performance-based compensation, nor would any guaranteed bonus payments qualify as performance-based compensation. In addition, discretionary bonuses do not qualify as performance-based compensation as defined in Section 162(m) of the Code.

        The Compensation Committee will continue to consider steps that might be in the Company's best interests to comply with Section 162(m) of the Code. However, in establishing the cash and equity incentive compensation programs for the named executive officers, the Compensation Committee believes that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole or primary factor. The Compensation Committee believes that cash and equity incentive compensation must be maintained at the requisite level to attract and retain the executive officers essential to the Company's financial success, even if all or part of that compensation may not be deductible by reason of the limitations of Section 162(m) of the Code.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on its review and discussion with management, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for the year ended June 30, 2012.

Respectfully submitted,
COMPENSATION COMMITTEE
David Robbins, Chair Josephine Linden Kevin L. Verner

 EXECUTIVE COMPENSATION

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary		Bonus		Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)		All Other Compensation(3)	Total
Richard Haddrill	2012	$998,000		$—		$—	$—	$600,000	(4)	$12,035	$1,610,035
Chief Executive Officer	2011	998,000		—		4,058,250	—	1,900,000	(4)	21,514	6,977,764
	2010	998,000		—		1,636,731	—	—		20,142	2,654,873
Neil Davidson	2012	311,539		—		377,600	347,430	300,000		12,476	1,349,045
Senior Vice President, Chief	2011	291,539		100,000	(5)	436,520	444,888	54,000		11,951	1,338,898
Financial Officer and Treasurer
Ramesh Srinivasan	2012	600,000		—		999,955	—	822,000		—	2,421,955
President and	2011	469,616		—		678,240	632,192	83,000		—	1,863,048
Chief Operating Officer	2010	382,692		40,000	(6)	531,750	—	167,280		10,821	1,132,543
Mark Lerner	2012	280,000		—		113,280	26,057	210,000		15,410	644,747
Senior Vice President,	2011	273,846		—		117,630	72,506	45,000		6,881	515,863
General Counsel and	2010	270,000		25,000	(7)	85,080	122,551	112,914		11,404	626,949
Secretary
Derik Mooberry	2012	635,986	(8)	—		151,040	69,486	89,812		11,586	957,910
Senior Vice President	2011	574,181	(8)	—		270,430	184,395	31,000		8,400	1,068,406
Products and Operations

(1)
Amounts shown reflect the value of stock and option awards made during the applicable fiscal year based upon the aggregate grant date fair value of such awards, as determined in accordance with FASB ASC Topic 718. Assumptions used to determine these values can be found in Note 10, Share-Based Compensation, of Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2012.

(2)
Represents annual incentive award earned for performance during fiscal years 2012, 2011, and 2010 under the MIP, as applicable, except with respect to Mr. Haddrill. The Haddrill Agreement, as amended, does not contemplate Mr. Haddrill's participation in the MIP. The specifics of the Haddrill Agreement, as amended, are described in detail under "Employment Agreements with Named Executive Officers" below.

(3)
Individual breakdowns of amounts set forth in "All Other Compensation" are as follows:

Name	Fiscal Year	Company Matching Contributions to 401(k) Plan	Company Covered President's Club Travel	ESPP, Medical and Other Expenses	Total All Other Compensation
Richard Haddrill	2012	$7,350	$4,685	$—	$12,035
	2011	7,074	14,440	—	21,514
	2010	7,350	10,413	2,379	20,142
Neil Davidson	2012	7,996	—	4,480	12,476
	2011	7,824	—	4,127	11,951
Ramesh Srinivasan	2012	—	—	—	—
	2011	—	—	—	—
	2010	—	10,821	—	10,821
Mark Lerner	2012	7,696	—	7,714	15,410
	2011	6,664	—	217	6,881
	2010	7,039	—	4,365	11,404
Derik Mooberry	2012	7,500	4,086	—	11,586
	2011	8,300	—	100	8,400
(4)
Represents fiscal year 2010 and 2011 cash bonuses for the achievement of certain strategic initiatives established by the Board of Directors on or before December 31, 2010 and 2011, respectively, as discussed in detail above in "Compensation Discussion and Analysis—Haddrill Annual Cash Incentive Program." As disclosed in our Current Report on Form 8-K filed on March 16, 2012, the amount for fiscal year 2011 includes $500,000 earned with respect to the 2010 Strategic Initiatives Bonus, which amount was not included in the Summary Compensation Table included in our proxy statement for the 2011 Annual Meeting filed with the SEC on October 21, 2011. Per the terms of the Haddrill Agreement, as amended, these amounts are deferred until the first business day of the first taxable year in which he is no longer subject to Section 162(m) of the Code.

(5)
Represents fiscal year 2011 one-time additional cash bonus payable under Mr. Davidson's employment agreement (the "Davidson Agreement"), and was based on the determination by the Chief Executive Officer and the Board of Directors that Mr. Davidson achieved a successful transition into the role of Chief Financial Officer, that substantially all of his personal objectives under the fiscal year 2011 MIP were satisfied, and that he regularly communicated with the Audit Committee regarding the status of his transition and other information considered by the Board.

(6)
Represents fiscal year 2010 Incremental Bonus as described under "Compensation Discussion and Analysis—Individual named Executive Officer Compensation—Annual Cash Incentive Programs" in our proxy statement for the 2010 Annual Meeting filed with the SEC on October 22, 2010.

(7)
Represents fiscal year 2010 Incremental Bonus as described under "Compensation Discussion and Analysis—Individual named Executive Officer Compensation—Annual Cash Incentive Programs" in our proxy statement for the 2010 Annual Meeting filed with the SEC on October 22, 2010.

(8)
Includes $395,582 for commissions and compensation from the Operating Income Bonus Plan for fiscal year 2012. Includes $346,585 for commissions earned during fiscal year 2011.

Grants of Plan-Based Awards in Fiscal Year 2012

						All Other Stock Awards: Number of Shares of Stock or Units(2) (#)
							All Other Option Awards: Number of Securities Underlying Options(2) (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)							Grant Date Fair Value of Stock and Option Awards(4)
								Exercise or Base Price of Option Awards(3)
	Grant Date
Name		Threshold	Target	Maximum
Richard Haddrill		$—	$—	$3,600,000	(5)	—	—	$—	$—
Neil Davidson		139,200	240,000	408,000		—	—	—	—
	12/6/2011	—	—	—		10,000	—	—	377,600
	12/6/2011	—	—	—		—	20,000	37.76	347,430
Ramesh Srinivasan		348,000	600,000	1,200,000		—	—	—	—
	6/25/2012	—	—	—		21,795	—	—	999,955
Mark Lerner		97,440	168,000	285,600		—	—	—	—
	12/6/2011	—	—	—		3,000	—	—	113,280
	12/6/2011	—	—	—		—	1,500	37.76	26,057
Derik Mooberry		42,904	75,255	112,997		—	—	—	—
	12/6/2011	—	—	—		4,000	—	—	151,040
	12/6/2011	—	—	—		—	4,000	37.76	69,486

(1)
For each of the Named Executive Officers other than Mr. Haddrill, represents cash incentive opportunities under the MIP. See footnote (5) to this table with respect to the amount reported for Mr. Haddrill.

(2)
All shares were issued under the 2010 LTIP.

(3)
The exercise price reflects the closing price of a share of the Company's common stock on the grant date.

(4)
Represents the grant date fair value of equity awarded, determined in accordance with FASB ASC Topic 718, adjusted, however, to exclude the effects of estimated forfeitures. Assumptions used to determine these values can be found in Note 10, Share-Based Compensation, of Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2012.

(5)
As discussed in detail above in "Compensation Discussion and Analysis—Haddrill Annual Cash Incentive Program," for fiscal year 2012, Mr. Haddrill was eligible to earn up to $600,000 in respect of the 2011 Strategic Initiatives Bonus and up to $3,000,000 in respect of the 2012 Strategic Initiatives Bonus.

Narrative to the Summary Compensation Table and Grants of Plan Based Awards Table

Long-Term Incentive Awards Under the 2010 LTIP

        Stock Options.    Generally, each stock option granted under the 2010 LTIP entitles its holder to purchase one share of the Company's common stock at its fair market value on the date of grant. Unless provided otherwise by the Board of Directors or the Compensation Committee at the time of grant, or in certain other circumstances, the terms of stock options are generally as follows:

  •
  Term: Prior to October 29, 2007, each granted stock option generally expired after ten years. On October 28, 2007, the Board determined that the standard form of an option award would thereafter provide for expiration after seven years.

  •
  Vesting: Stock options granted as part of a long-term incentive award generally vest over three to five years. Accelerated vesting will occur (i) upon becoming Permanently Disabled; (ii) upon a normal retirement (termination of employment by recipient after he or she attains the age of 65); (iii) only with respect to stock options granted prior to August 8, 2006, upon a change in control in which all of the Company's outstanding stock is exchanged; and (iv) with respect to stock options granted after August 8, 2006, upon termination without Cause or by the recipient for Good Reason within twelve months of a change in control.

  •
  After Termination of Employment: Vested stock options remain exercisable for (i) ten days after termination for Cause; (ii) two years upon death; and (iii) sixty days (or three months in the case of incentive stock options) after termination for any other reason.

        Restricted Stock and RSUs.    Each share of restricted stock or RSU granted represents a conditional contractual right to receive one share of the Company's common stock at a specified future date subject to certain restrictions such as a vesting period. For RSUs, the underlying stock is not issued until the time restrictions lapse, at which time the RSU is settled or, if previously elected, deferred. In the event a cash dividend is declared and paid on the Company's common stock, holders of RSUs do not receive dividend equivalents. RSUs do not have voting rights because they are not considered legally issued or outstanding shares of common stock. Unless provided otherwise by the Board of Directors or the Compensation Committee at the time of grant, or in certain other circumstances, the terms of restricted stock and RSUs are generally as follows:

  •
  Vesting: Accelerated vesting will occur upon (i) normal retirement; (ii) becoming Permanently Disabled; and (iii) with respected to restricted stock or RSUs granted after August 8, 2006, upon termination without "Cause" or by the recipient for "Good Reason" within twelve months of a change in control.

  •
  After Termination of Employment: Forfeiture of the award upon termination of employment (other than as described immediately above) or upon death to the extent the award's restrictions have not lapsed.

        Definitions.    For purposes of the 2010 LTIP:

  •
  "Cause" means (i) the grantee being convicted of a felony, (ii) the grantee willfully committing an act of embezzlement or malfeasance which is intended to materially enrich himself or herself at the expense of the Company or any of its subsidiaries or is otherwise intended to materially harm the Company, or (iii) the grantee being rejected for an applicable license or approval by a gaming regulatory authority having jurisdiction over the Company as a result of an explicit finding of lack of suitability solely as a result of the grantee's commission of a crime or an act of embezzlement or malfeasance.

  •
  "Good Reason" means unless otherwise provided in a Grantee's employment agreement, (i) a material reduction in the grantee's base salary, or (ii) a material reduction in the grantee's duties and responsibilities.

  •
  "Permanently Disabled" means that, as interpreted by the Compensation Committee, (i) the grantee cannot perform the work previously performed, (ii) the grantee cannot adjust to other position requirements due to a medical condition, and (iii) the grantee's disability has lasted or is expected to last for at least one year or result in death.

  Employment Agreements with Named Executive Officers

        The following discussion is a brief summary of certain provisions of the employment agreements with the Named Executive Officers. Provisions providing for severance and change in control payments are described below under "—Potential Payments upon Termination or Change in Control at Fiscal Year 2012 End."

        Haddrill Agreement.    On June 30, 2004, the Company entered into an employment agreement with Mr. Haddrill, effective as of October 1, 2004. Mr. Haddrill's original employment agreement provided for an initial salary of $980,000 per year, a grant of 500,000 stock options, a number of RSUs having a value equal to $6.5 million and other benefits, and required Mr. Haddrill to purchase $1.0 million of Company common stock in the open market using his personal funds. The Haddrill Agreement, as amended, includes customary non-compete, non-solicitation, confidentiality, and non-disparagement covenants.

        The Haddrill Agreement has been amended a total of eight times. Mr. Haddrill's agreement was designed to serve as a multi-year arrangement providing both long-term cash incentives and equity awards that were intended cover the entire contractual term. Therefore, Mr. Haddrill was not granted any additional incentive opportunities or equity awards in fiscal year 2012.

        The two most recent amendments, relevant to the compensation included in the Summary Compensation Table, were as follows:

  •
  The Haddrill Agreement was amended on August 10, 2009, to provide that Mr. Haddrill (i) would continue to received his then-current base salary of $998,000 (as increased per the amendment executed on June 21, 2006) through December 31, 2012; (ii) would be entitled to a lump sum cash payment of $2,500,000, of which he received $500,000, upon the first to occur of: (a) the achievement of certain strategic initiatives established by the Board of Directors on or before December 31, 2010, as determined by the Board of Directors, in its sole discretion, or (b) a Change of Control occurring on or before December 31, 2010; (iii) would be entitled to a cash bonus, if earned, ranging in value from $1,000,000 to $3,500,000, based upon the Company's achievement of cumulative diluted EPS targets established by the Board of Directors with respect to the Company's combined fiscal year 2010 - 2011 period; (iv) would receive a grant of a number of RSUs having a value equal to $1.5 million; and (v) is prohibited from entering into business arrangements with specific competitors for a period of four years from the later of December 31, 2012, or his termination, or from engaging in activities that compete with the Company for one year from the later of December 31, 2012, or his termination, regardless of the reason for termination.

  •
  The Haddrill Agreement was amended on December 22, 2010, to provide that Mr. Haddrill (i) would continue to receive his then-current base salary of $998,000 through December 2013; (ii) would be entitled to a lump sum cash payment of up to $2,000,000, of which he received $2,000,000, upon the first to occur of: (a) the achievement of certain strategic initiatives established by the Board of Directors on or before December 31, 2011, as determined by the Board of Directors, at its sole discretion, or (b) a Change of Control occurring on or before December 31, 2011; (iii) would be entitled to a lump sum cash payment of up to $3,000,000 upon the first to occur of: (a) the achievement of certain strategic initiatives established by the Board of Directors on or before December 31, 2012, as determined by Board of Directors, in its sole discretion, or (b) a Change of Control occurring on or before December 31, 2012; (iv) would be entitled to a cash bonus with a target value of $500,000, based upon the Company's achievement of threshold diluted EPS targets established by the Board of Directors with respect to the Company's fiscal year 2013; and (v) would receive a grant of a number of RSUs having a value equal to $4.0 million.

        Davidson Employment Agreement.    On August 12, 2010, the Company entered into an employment agreement with Mr. Davidson (the "Davidson Agreement"). The Davidson Agreement provides for a base salary of $300,000 and participation in the MIP with a target performance bonus in the amount of 60% of his base salary as well as participation in the Company's employee benefit programs. Under this agreement Mr. Davidson also received a grant of 30,000 stock options and 14,000 shares of restricted stock. Mr. Davidson was also eligible to earn, and did earn, a one-time cash bonus of up to $100,000 under the Davidson Agreement, payable within 75 days following the end of the Company's fiscal year 2011. The Compensation Committee increased Mr. Davidson's base salary most recently to $320,000 on November 28, 2011. The Davidson Agreement includes customary non-compete, non-solicitation, confidentiality, and non-disparagement covenants.

        Srinivasan Employment Agreement.    On May 23, 2011, the Company entered into an employment agreement with Mr. Srinivasan (the "Srinivasan Agreement"). The Srinivasan Agreement provides for a base salary of $600,000 and participation in the MIP as well as participation in the Company's employee benefit programs. Mr. Srinivasan's bonus under the MIP will be earned based upon (i) objectives established by the Board of Directors each year based on EPS performance or such other objective measure determined by the Compensation Committee and (ii) personal objectives established by the Compensation Committee. Effective July 1, 2011, the Company performance portion of the MIP entitled Mr. Srinivasan to receive up to 200% of his base salary for maximum performance, 100% of base salary at target performance and 60% of his base salary at the threshold performance. Under this agreement, in 2011 Mr. Srinivasan also received a grant of 36,000 stock options and 18,000 shares of restricted stock. The Company may not materially reduce the foregoing benefits unless Mr. Srinivasan consents, an equitable substitute or alternative benefit is provided, or the reduction is part of an across-the-board benefit reduction similarly affecting the Company's other senior executives. The Compensation Committee increased Mr. Srinivasan's base salary most recently to $725,000 on June 25, 2012. The Srinivasan Agreement includes customary non-compete, non-solicitation, confidentiality, and non-disparagement covenants.

        Lerner Employment Agreement.    On August 15, 2000, the Company entered into an employment agreement with Mr. Lerner (the "Lerner Agreement"). The Lerner Agreement provided for an initial minimum base salary of $220,000 and participation in the MIP as well as participation in the Company's employee benefit programs. The Compensation Committee increased Mr. Lerner's base salary most recently to $280,000 on January 24, 2011.

        Mooberry Employment Agreement.    On December 6, 2011, the Company entered into a letter agreement with Mr. Mooberry (the "Mooberry Agreement"). The Mooberry Agreement provides for a base salary of $231,750 and participation in the MIP as well as his continued participation in revenue and operating income based incentive programs. Under the Mooberry Agreement, in 2011 Mr. Mooberry also received a grant of 4,000 stock options and 4,000 shares of restricted stock. The Compensation Committee increased Mr. Mooberry's base salary most recently to $256,750 on February 20, 2012. The Mooberry Agreement includes customary non-compete, non-solicitation, confidentiality, and non-disparagement covenants.

Outstanding Equity Awards at Fiscal Year 2012 End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1)
Richard Haddrill	135,000	—		$24.65	7/8/2013	—		$—
	35,000	—		17.16	6/30/2014	—		—
	95,000	—		17.16	10/27/2014	—		—
	50,000	—		41.60	2/22/2015	—		—
	50,000	—		23.04	10/17/2015	—		—
	—	—		—	—	36,226	(2)	1,690,305
Neil Davidson	6,000	—		$32.62	4/14/2015	—		—
	5,625	1,875	(3)	20.32	10/14/2015	—		—
	5,000	—		14.99	2/21/2016	—		—
	3,000	3,000	(4)	42.54	10/16/2016	—		—
	5,500	—		19.47	10/25/2016	—		—
	2,500	—		23.47	3/8/2017	—		—
	—	30,000	(5)	31.18	8/12/2017	—		—
		20,000	(6)	37.76	12/6/2018
	—	—		—	—	1,000	(7)	46.660
	—	—		—	—	14,000	(8)	653,240
						10,000	(9)	466,600
Ramesh Srinivasan	33,751	—		$11.30	3/9/2015	—		—
	5,000	—		23.04	10/17/2015	—		—
	9,000	27,000	(10)	37.68	4/6/2018	—		—
	—	—		—	—	13,500	(11)	629,910
						21,795	(12)	1,016,954
Mark Lerner		2,500	(13)	$23.04	10/17/2015	—		—
	3,000	3,000	(14)	42.54	10/16/2016	—		—
	1,333	2,667	(15)	39.21	2/10/2018	—		—
		1,500	(16)	37.76	12/6/2018
	—	—		—	—	1,000	(17)	46,660
	—	—		—	—	2,000	(18)	93,320
						3,000	(19)	139,980
Derik Mooberry	2,000	—		$12.07	8/24/2015	—		—
	7,500	2,500	(20)	20.32	10/14/2015	—		—
	3,500	3,500	(21)	34.61	7/21/2016	—		—
	6,000	—		19.47	10/25/2016	—		—
	12,000	—		22.02	2/26/2017	—		—
	—	7,500	(22)	32.62	8/16/2017	—		—
	1,000	3,000	(23)	38.20	4/1/2018	—		—
		4,000	(24)	37.76	12/6/2018
	—	—		—	—	3,334	(25)	155,564
	—	—		—	—	2,250	(26)	104,985
	—	—		—	—	3,000	(27)	139.980
						4,000	(28)	186,640

(1)
Calculated based on the closing price of a share of Company common stock of $46.66 on June 29, 2012.

(2)
Restricted stock vests on July 1, 2012.

(3)
Stock options vest and become exercisable on October 14, 2012.

(4)
Stock options vest and become exercisable in equal installments of 1,500 shares on October 16, 2012, and October 16, 2013.

(5)
Stock options vest and become exercisable in equal installments of 9,999 shares on August 12, 2012, and August 12, 2013, and as to 10,002 shares on August 12, 2014.

(6)
Stock options vest and become exercisable in equal installments of 5,000 shares on December 6, 2012, December 6, 2013, December 6, 2014, and December 6, 2015.

(7)
Restricted stock vests as to equal installments of 500 shares on October 16, 2012, and October 16, 2013.

(8)
Restricted stock vests as to 4,667 shares on August 12, 2012, 4,666 shares on August 12, 2013, and 4,667 shares on August 12, 2014.

(9)
Restricted stock vests as to equal installments of 2,500 shares on December 6, 2012, December 6, 2013, December 6, 2014, and December 6, 2015.

(10)
Stock options vest and become exercisable in equal installments of 9,000 shares April 6, 2013, April 6, 2014, and April 6, 2015.

(11)
Restricted stock vests in equal installments of 4,500 shares on April 6, 2013, April 6, 2014, and April 6, 2015.

(12)
Restricted stock vests in equal installments of 5,449 shares on June 25, 2013, June 25, 2014, June 25, 2015, and 5,448 shares on June 25, 2016.

(13)
Stock options vest and become exercisable on October 17, 2012.

(14)
Stock options vest and become exercisable as to equal installments of 1,500 shares on October 16, 2012, and October 16, 2013.

(15)
Stock options vest and become exercisable as to 1,333 shares on February 10, 2013, and 1,334 shares on February 10, 2014.

(16)
Stock options vest and become exercisable as to equal installments of 500 shares on December 6, 2012, December 6, 2013, and December 6, 2014.

(17)
Restricted stock vests as to equal installments of 500 shares on October 16, 2012, and October 16, 2013.

(18)
Restricted stock vests in equal installments of 1,000 shares on February 10, 2013, and February 10, 2014.

(19)
Restricted stock vests in equal installments of 1,000 shares on December 6, 2012, December 6, 2013, and December 6, 2014.

(20)
Stock options vest and become exercisable on October 14, 2012.

(21)
Stock options vest and become exercisable as to equal installments of 1,750 shares on July 21, 2012, and July 21, 2013.

(22)
Stock options vest and become exercisable as to 3,750 shares on August 16, 2012, and equal installments of 1,875 shares on August 16, 2013, and August 16, 2014.

(23)
Stock options vest and become exercisable as to equal installments of 1,000 shares on April 1, 2013, April 1, 2014, and April 1, 2015.

(24)
Stock options vest and become exercisable as to equal installments of 1,000 shares on December 6, 2012, December 6, 2013, December 6, 2014, and December 6, 2015,

(25)
Restricted stock vests as to equal installments of 1,667 shares on July 21, 2012, and July 21, 2013.

(26)
Restricted stock vests in equal installments of 750 shares on February 10, 2013, February 10, 2014, and February 10, 2015.

(27)
Restricted stock vests in equal installments of 1,000 shares on April 1, 2013, April 1, 2014, and April 1, 2015.

(28)
Restricted stock vests in equal installments of 1,000 shares on December 6, 2012, December 6, 2013, December 6, 2014, and December 6, 2015.

Option Exercises and Stock Vested in Fiscal Year 2012

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting
Richard Haddrill	340,000	$8,406,308	30,188	(1)	$1,031,373
Neil Davidson	—	—	1,000	(2)	32,170
Ramesh Srinivasan	116,249	3,355,431	7,000	(3)	301,995
Mark Lerner	11,250	270,190	2,000	(4)	76,120
Derik Mooberry	—	—	7,916	(5)	334,060

(1)
Represents 15,094 shares of restricted stock which vested on August 15, 2011, and 15,094 shares of restricted stock which vested on November 15, 2011.

(2)
Represents 1,000 shares of restricted stock which vested on October 17, 2011.

(3)
Represents 2,500 shares of restricted stock which vested on December 13, 2011, and 4,500 shares of stock which vested on April 9, 2012.

(4)
Represents 1,000 shares of restricted stock which vested on October 17, 2011, and 1,000 shares of restricted stock which vested on February 10, 2012.

(5)
Represents 1,666 shares of restricted stock which vested on July 21, 2011, 2,500 shares of restricted stock which vested on December 13, 2011, 750 shares of restricted stock which vested on February 10, 2012, 1,000 shares of restricted stock which vested on April 4, 2012, and 2,000 shares of restricted stock which vested on April 14, 2012.

Non-Qualified Deferred Compensation in Fiscal Year 2012

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Richard Haddrill(1)	$600,000	$—	$3,864,739	$—	$27,481,846	(2)
Neil Davidson	—	—	—	—	—
Ramesh Srinivasan	—	—	—	—	—
Mark Lerner	—	—	—	—	—
Derik Mooberry	—	—	—	—	—

(1)
Deferrals made pursuant to the Haddrill Agreement, as amended, which requires mandatory deferral of bonuses and certain RSUs upon vesting. The Company does not maintain any other deferred compensation plans or arrangements for the Named Executive Officers.

(2)
Represents balance of bonuses and RSUs required to be deferred. RSUs will be issued and bonuses will be paid on the first date payment is no longer subject to limits of section 162(m) of the Code.

Potential Payments upon Termination or Change in Control at Fiscal Year 2012

        The following tables set forth certain information regarding potential payments and other benefits that would have been provided to each of the Named Executive Officers upon a change in control of the Company or upon a termination of the Named Executive Officer's employment on June 29, 2012, the last business day of fiscal year 2012, pursuant to the current terms of each Named Executive Officer's employment agreement, the MIP, if applicable, and the 2010 LTIP. For purposes of this section, "CIC" shall mean a change in control of the Company. Unless specifically noted otherwise, all capitalized terms are defined in the Named Executive Officers' respective employment agreement. For purposes of the following tables, equity awards valued at the closing price of a share of Company stock of $46.66 as of June 29, 2012. The accelerated value of stock options represents the intrinsic value of stock options vesting at termination.

Post-employment or Change in Control Payments—Richard Haddrill

        The Haddrill Agreement, as amended, provides that if Mr. Haddrill's employment is terminated by the Company other than for "Cause" or by Mr. Haddrill for "Good Cause," Mr. Haddrill will receive severance pay in an amount equal to his base salary for a period of one year from the date of termination or until the expiration of the term of the Haddrill Agreement, as amended, whichever occurs first. Further, Mr. Haddrill shall be entitled to retain a pro rata portion of equity-based awards issued pursuant to the Haddrill Agreement, as amended. The restrictions on the RSUs shall lapse and stock options shall vest as to a pro rata portion through the twelve-month period following the month in which the termination occurs. Mr. Haddrill will receive the standard benefits the Company makes available to similarly situated senior executives, including but not limited to 401(k) Plan participation and medical and hospital disability benefits, through December 31, 2013.

        Upon a "Change in Control," Mr. Haddrill will receive a payment of $1,996,000 and, if such Change of Control occurs on or before December 31, 2012 (provided the achievement of certain strategic initiatives established by the Board of Directors for the 2012 Strategic Initiatives Bonus has not already occurred), he will be entitled to an additional payment equal to $3,000,000. Mr. Haddrill will retain all of the RSUs, restricted stock, and stock options granted pursuant to the Haddrill Agreement, as amended, all of which will vest immediately upon the Change in Control. If Mr. Haddrill's employment is terminated due to death or disability, the Company will provide Mr. Haddrill or his estate an amount equal to his base salary and benefit continuation for a period of one year from the date of termination. Pursuant to the 2010 LTIP, if Mr. Haddrill becomes Permanently Disabled (as defined in the 2010 LTIP), all awards granted under the 2010 LTIP would vest in full. If Mr. Haddrill is unable to discharge his duties for six or more consecutive months or for non-continuous periods aggregating to twenty-two weeks in any twelve-month period as a result of illness or incapacity, Mr. Haddrill would be entitled only to severance (and not equity acceleration).

Executive Payments and Benefits upon Termination/CIC	Involuntary Termination for Cause	Involuntary Termination Without Cause or With Good Cause	CIC without Termination (Single Trigger)	Termination for Good Reason or Without Cause following a CIC (Double Trigger)	Death	Disability
Severance	$—	$998,000	$4,996,000	$4,996,000	$998,000	$998,000
Benefit Continuation(1)	—	22,500	—	22,500	22,500	22,500
Long-term Incentive
—Acceleration of Unvested Stock Options	—	—	—	—	—	—
—Acceleration of Unvested RS/RSUs	—	1,687,271	1,690,305	1,690,305	—	1,690,305

Total	$—	$2,707,771	$6,686,305	$6,708,805	$1,020,500	$2,710,805

(1)
Annual benefit continuation costs estimated at $15,000 per year.

        For purposes of the Haddrill Employment Agreement:

  •
  "Cause" means an act or acts or an omission to act by Mr. Haddrill involving: (i) willful and continual failure to substantially perform his duties with the Company (other than a failure resulting from Mr. Haddrill's incapacity due to physical or mental illness) and such failure continues for a period of thirty days after Mr. Haddrill's receipt of written notice from the Company providing a reasonable description of the basis for the determination that Mr. Haddrill has failed to perform his duties; (ii) conviction of a felony other than a conviction not disclosable under the federal securities laws; (iii) breach of the Haddrill Agreement, as amended, in any material respect and such breach is not susceptible to remedy or cure or has already materially damaged the Company, or such breach is susceptible to remedy or cure and no such damage has occurred and such breach is not cured or remedied reasonably promptly after Mr. Haddrill's receipt of written notice from the Company providing a reasonable description of the breach; (iv) Mr. Haddrill's failure to qualify (or having so qualified being thereafter disqualified) under a suitability or licensing requirement of any jurisdiction or regulatory authority that is material to the Company and to which Mr. Haddrill may be subject by reason of his position with the Company and its affiliates or subsidiaries; (v) the Company obtains from any source information with respect to Mr. Haddrill or the Haddrill Agreement, as amended, that could reasonably be expected, in the reasonable written opinion of both the Company and its outside counsel, to jeopardize the gaming licenses, permits, or status of the Company or any of its subsidiaries or affiliates with any gaming commission, board, or similar regulatory or law enforcement authority; or (vi) conduct to the material detriment of the Company that is dishonest, fraudulent, unlawful or grossly negligent or which is not in compliance with the Company's Code of Conduct or similar applicable set of standards or conduct and business practices set forth in writing and provided to Mr. Haddrill prior to such conduct and which has a material detriment to the Company and is not susceptible to remedy or cure by Mr. Haddrill.

  •
  "Change of Control" means (i) the acquisition, directly or indirectly, by any unaffiliated person, entity or group of beneficial ownership of more than 50% of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; (ii) consummation of (a) a reorganization, merger or consolidation of the Company, (b) a liquidation or dissolution of the Company or (c) a sale of all or substantially all of the assets of the Company (whether such assets are held directly or indirectly) to any unaffiliated person, entity or group; or (iii) the individuals who as of the date of the Haddrill Agreement are members of the Board of Directors (together with any directors elected or nominated by a majority of such individuals) cease for any reason to constitute at least a majority of the members of the Board of Directors; except that any event or transaction which would be a "Change of Control" under (i) or (ii)(a) of this definition, shall not be a Change of Control if persons who were the equity holders of the Company immediately prior to such event or transaction (other than the acquirer in the case of a reorganization, merger or consolidation), immediately thereafter, beneficially own more than 50% of the combined voting power of the Company's or the reorganized, merged or consolidated company's then outstanding voting securities entitled to vote generally in the election of directors.

  •
  "Good Cause" means the occurrence of any one or more of the following events without the consent of Mr. Haddrill: (i) the assignment to Mr. Haddrill of any duties materially inconsistent with his duties and position as set forth in the Haddrill Agreement, as amended, (including, without limitation, status, titles and reporting requirements), or any other action by the Company that results in a material diminution in such duties or position, excluding for this purpose isolated and inadvertent action not taken in bad faith and remedied by the Company promptly after receipt of notice thereof given by Mr. Haddrill; (ii) a reduction by the Company in Mr. Haddrill's base salary or participation in any other compensation plan, program, arrangement or benefit below that Mr. Haddrill is entitled to under the Haddrill Agreement, as amended; (iii) the Company's requiring Mr. Haddrill to be based anywhere other than the Las Vegas, Nevada area, except for reasonably required travel on business of the Company; or (iv) any material breach by the Company of any provision of the Haddrill Agreement, as amended, and such breach continues for a period of thirty days after the Company's receipt of written notice from Mr. Haddrill providing a reasonable description of the material breach claimed by Mr. Haddrill.

Post-employment or Change in Control Payments—Neil Davidson

        If Mr. Davidson's employment is terminated without "Cause" or if he terminates his employment as a result of a "Diminution of Duties" occurring within one year following a "Change of Control," he shall continue to receive his salary for a period of one year immediately following such termination. If Mr. Davidson's employment is terminated without Cause or if he terminates his employment as a result of a Diminution of Duties, in either case, within one year following a Change of Control, then the installments of stock options and the restricted stock granted pursuant to the Davidson Agreement scheduled to vest within one year of the date of such termination shall vest immediately. Also, for stock options granted on or after August 12, 2010, including the options granted pursuant to the Davidson Agreement, Mr. Davidson shall have one year from the date of the termination (or, if sooner, until the end of the existing contractual term of the applicable option) to exercise vested options. Stock options granted before August 12, 2010 are governed by the terms of the 2010 LTIP. Specifically, pursuant to the 2010 LTIP, if Mr. Davidson is terminated without Cause or with Good Reason (each as defined in the 2010 LTIP) within one year of a change in control all unvested stock options granted prior to August 12, 2010 will vest and restrictions on restricted shares will lapse. In addition, pursuant to the 2010 LTIP, if Mr. Davidson is Permanently Disabled (as defined in the 2010 LTIP), all awards granted under the 2010 LTIP would vest in full.

Executive Payments and Benefits upon Termination/CIC	Involuntary Termination for Cause	Involuntary Termination Without Cause or for Diminution of Duties	CIC with or without Termination (Single Trigger)	Termination for Good Reason or Without Cause following a CIC (Double Trigger)	Death	Disability
Severance	$—	$320,000	$—	$320,000	$—	$—
Benefit Continuation	—	—	—	—	—	—
Long-term Incentive
—Acceleration of Unvested Stock Options	—	—	—	704,148	—	704,148
—Acceleration of Unvested RS/RSUs	—	—	—	1,166,500	—	1,166,500

Total	$—	$320,000	$—	$2,190,648	$—	$1,870,648

        For purposes of the Davidson Agreement:

  •
  "Cause" means the following events leading to termination of employment as determined by the Company, upon reasonable investigation, in its judgment and discretion, as the case may be after: (i) a substantial act or omission which is dishonest or fraudulent against the Company, (ii) a conviction of a felony or conviction of a gross misdemeanor involving moral turpitude or criminal conduct against any person or property, including without limitation, the Company, (iii) a substantial act or omission that constitutes willful misconduct in the performance of Mr. Davidson's job responsibilities or material failure to adhere to legal Company policies, (iv) any improper or illegal act, omission or pattern of conduct in the performance of Mr. Davidson's job responsibilities, which is not remedied within thirty (30) days receipt of written notice from the Company, (v) a breach of the Company's then-current corporation policies, procedures and rules, (vi) any material breach of the Davidson Agreement by Mr. Davidson, or (vii) failure to comply with any provision of the gaming laws of the State of Nevada or the rules and regulations of the Nevada Gaming Control Board or the Nevada Gaming Commission or any gaming law, ordinance, rule or regulation of any city or county having jurisdiction, or the gaming laws, regulations and rules of any other nation, state, county or other jurisdiction in which the Company may be doing business at any time which will materially and negatively affect the registration and licensing of the Company.

  •
  "Change of Control" means such circumstances which shall have been deemed to occur upon (i) the consummation of a tender for or purchase of more than 50% of the Company's capital stock by a third party, excluding the initial public offering by the Company of any class of its capital stock, (ii) a merger, consolidation or recapitalization of the Company such that the stockholders of the Company immediately prior to the consummation of such transaction possess less than 50% of the voting securities of the surviving entity immediately after the transaction or (iii) the sale, lease or other disposition of all or substantially all of the assets of the Company.

  •
  "Diminution of Duties" means any change in Mr. Davidson's title, job duties and responsibilities that materially alters or modifies his employment duties and responsibilities with the Company in any manner that results in a material diminution or reduction of his work duties and responsibilities that occurs following a Change of Control of the Company.

Post-employment or Change in Control Payments—Ramesh Srinivasan

        If Mr. Srinivasan's employment is terminated without "Cause" or if Mr. Srinivasan terminates his employment within 60 days of a "material diminution" of his duties Mr. Srinivasan would continue to receive his then current salary for a period of 18 months following termination. Mr. Srinivasan would also receive, on the date that is 12 months following the date of termination, a lump sum payment equal to 1.5 times the annual bonus under the MIP that Mr. Srinivasan would have earned for the year of termination had he remained employed for the full year based on the Company's actual results for the full fiscal year. Finally, the vesting of a portion of the restricted stock granted pursuant to the Srinivasan Agreement would be accelerated such that, taking into account the portion of the such restricted stock that vested prior to the date of termination, Mr. Srinivasan would be vested in a fraction of the number of shares subject to the award equal to number of full months completed between March 30, 2011, and the date of termination plus 18 (but in no event greater than 48) divided by 48. If the termination without Cause or diminution of duties leading to termination by Mr. Srinivasan occurs within one year following a "Change of Control," in addition to the benefits described above, all of Mr. Srinivasan's equity awards granted prior to the date of the Change of Control would accelerate and vest in full, including the options and the restricted stock granted pursuant to the Srinivasan Agreement. Pursuant to the 2010 LTIP, if Mr. Srinivasan is terminated without Cause or with Good Reason (each as defined in the 2010 LTIP) within one year of a change in control all unvested stock options will vest and restrictions on restricted shares will lapse. In addition, pursuant to the 2010 LTIP, if Mr. Srinivasan is Permanently Disabled (as defined in the 2010 LTIP), all awards granted under the 2010 LTIP would vest in full.

Executive Payments and Benefits upon Termination/CIC	Involuntary Termination for Cause	Involuntary Termination Without Cause or for Diminution of Duties	CIC with or without Termination (Single Trigger)	Termination for Good Reason or Without Cause following a CIC (Double Trigger)	Death	Disability
Severance	$—	$2,320,500	$—	$2,320,500	$—	$—
Benefit Continuation	—	—	—	—	—	—
Long-term Incentive
—Acceleration of Unvested Stock Options	—	166,691	—	242,460	—	242,460
—Acceleration of Unvested RS/RSUs	—	1,132,219	—	1,646,865	—	1,646,865

Total	$—	$3,619,410	$—	$4,209,825	$—	$1,889,325

        For purposes of the Srinivasan Employment Agreement:

  •
  "Cause" means any of the following: (i) Mr. Srinivasan's clear and substantiated insubordination, fraud, disloyalty, dishonesty, willful misconduct, or gross negligence in the performance of his duties under the Srinivasan Agreement, including willful and material failure to perform such duties as may properly be assigned to him under the Srinivasan Agreement; (ii) Mr. Srinivasan's material breach (without cure within 30 days following notice thereof) of any material provision of the Srinivasan Agreement; (iii) Mr. Srinivasan's failure to qualify (or having so qualified being thereafter disqualified) under any suitability or licensing requirement of any jurisdiction or regulatory authority to which he may be subject by reason of his position with the Company and its affiliates or subsidiaries (the Company will use its best efforts to work with Mr. Srinivasan in fulfilling the requirements and will promptly provide written information on the suitability and licensing requirements to him so that he may adequately prepare); (iv) Mr. Srinivasan's commission of a crime against the Company or violation of any material law, order, rule, or regulation pertaining to the Company's business; (v) Mr. Srinivasan's inability to perform the job functions and responsibilities assigned in accordance with reasonable standards established from time to time by the Company in its sole and reasonable discretion, which inability, if subject to cure, is not cured by him within 30 days after notice thereof; and (vi) the Company's obtaining from any reliable source accurate information with respect to Mr. Srinivasan that would, in the reasonable good faith opinion of the Company, jeopardize the gaming licenses, permits, or status of the Company or any of its subsidiaries or affiliates with any gaming commission, board, or similar regulatory or law enforcement authority.

  •
  "Change of Control" means any of the following: (i) the date an unaffiliated person, entity or group (as defined in Treas. Reg. 1.409A-3(i)(5)(v)(B)) acquires, directly or indirectly, ownership of a substantial portion of the Company's assets equal to or more than 50% of the total gross fair market value (as defined in Treas. Reg. 1.409A-3(i)(5)(vii)) of all of the assets of the Company immediately before such acquisition or acquisitions; (ii) the date any unaffiliated person, entity or group (as defined in Treas. Reg. 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of the Company's capital stock having more than 50% of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or (iii) a majority of members of the Company's Board of Directors (together with any directors elected or nominated by a majority of such members) is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of the appointment or election; except that any event or transaction which would be a "Change of Control" under (i) or (ii) of this definition shall not be a Change of Control if persons who were the equity holders of the Company immediately prior to such event or transaction (other than the acquirer in the case of a reorganization, merger or consolidation), immediately thereafter, beneficially own more than 50% of the combined voting power of the Company's or the reorganized, merged or consolidated company's then outstanding voting securities entitled to vote generally in the election of directors.

  •
  There shall have occurred a "material diminution" of Mr. Srinivasan's duties if, without his prior written consent, (i) Mr. Srinivasan (a) is not the President and Chief Operating Officer of the Company or, following a Change of Control, the combined or surviving corporation resulting from the Change of Control or (b) does not report directly to the Chief Executive Officer or Board of Directors of the Company or, following a Change of Control, the ultimate parent company resulting from the transaction, (ii) the Company materially breaches (without cure within 30 days following notice thereof) any material provision of the Srinivasan Agreement, or (iii) his position, title, duties, authority or responsibilities are otherwise substantially diminished.

Post-employment or Change in Control Payments—Mark Lerner

        If Mr. Lerner's employment is terminated without cause or any successor-in-interest to the Company terminates his employment without cause (including, without limitation, after or as the result of a merger, acquisition, spin-off, or other transaction or change of control), or if Mr. Lerner terminates employment with the Company or any successor-in-interest for cause, Mr. Lerner will continue to receive salary and benefits for a period of six months, offset by any compensation and benefits received from other employment during that period. Pursuant to the 2010 LTIP, if Mr. Lerner is terminated without Cause or with Good Reason (each as defined in the 2010 LTIP) within one year of a change in control all unvested awards will vest in full. In addition, pursuant to the 2010 LTIP, if Mr. Lerner is Permanently Disabled (as defined in the 2010 LTIP), all awards granted under the 2010 LTIP would vest in full.

Executive Payments and Benefits upon Termination/CIC	Involuntary Termination for Cause	Involuntary Termination Without Cause	CIC with or without Termination (Single Trigger)	Termination for Good Reason or Without Cause following a CIC (Double Trigger)	Death	Disability
Severance	$—	$140,000	$—	$140,000	$—	$—
Benefit Continuation(1)	—	7,500	—	7,500	—	—
Long-term Incentive
—Acceleration of Unvested Stock Options	—	—	—	104,629	—	104,629
—Acceleration of Unvested RS	—	—	—	279,960	—	279,960

Total	$—	$147,500	$—	$532,089	$—	$384,589

(1)
Annual benefit continuation costs estimated at $15,000 per year.

Post-employment or Change in Control Payments—Derik Mooberry

        Pursuant to the 2010 LTIP, if Mr. Mooberry is terminated without Cause or with Good Reason (each as defined in the 2010 LTIP) within one year of a change in control all unvested awards will vest in full. In addition, pursuant to the 2010 LTIP, if Mr. Mooberry is Permanently Disabled (as defined in the 2010 LTIP), all awards granted under the 2010 LTIP would vest in full.

Executive Payments and Benefits upon Termination/CIC	Involuntary Termination for Cause	Involuntary Termination Without Cause	CIC with or without Termination (Single Trigger)	Termination for Good Reason or Without Cause following a CIC (Double Trigger)	Death	Disability
Severance	$—	$—	$—	$—	$—	$—
Benefit Continuation	—	—	—	—	—	—
Long-term Incentive
—Acceleration of Unvested Stock Options	—	—	—	274,305	—	274,305
—Acceleration of Unvested RS	—	—	—	587,169	—	587,169

Total	$—	$—	$—	$861,474	$—	$861,474

        For purposes of Mr. Mooberry's letter agreement:

  •
  "Cause" means the following events leading to termination of employment as determined by the Company, upon reasonable investigation, in its judgment and discretion, as the case may be after: (i) a substantial act or omission which is dishonest or fraudulent against the Company, (ii) a conviction of a felony or conviction of a gross misdemeanor involving moral turpitude or criminal conduct against any person or property, including without limitation, the Company, (iii) a substantial act or omission that constitutes willful misconduct in the performance of

    Mr. Mooberry's job responsibilities or failure to adhere to the Company's then-current policies, procedures or rules, (iv) any improper or illegal act, omission or pattern of conduct in the performance of Mr. Mooberry's job responsibilities, which is not remedied within thirty (30) days of receipt of written notice from the Company, (v) any material breach of the letter agreement by Mr. Mooberry, or (vi) failure to comply with any provision of the gaming laws of the State of Nevada or the rules and regulations of the Nevada Gaming Control Board or the Nevada Gaming Commission or any gaming law, ordinance, rule or regulation of any city or county having jurisdiction, or the gaming laws, regulations and rules of any other nation, state, county or other jurisdiction in which the Company may be doing business at any time which will materially and negatively affect the registration and licensing of the Company.

Certain Relationships and Related Transactions

        It is the Company's general policy not to enter into transactions with executive officers, directors, nominees for director, greater than 5% beneficial owners of the Company's common stock, or an immediate family member of any of the foregoing, regardless of the dollar amount involved. To the extent a related party has an interest in a transaction involving the Company or any of its subsidiaries, other than solely as a result of being an executive officer, director, nominee for director or beneficial owner of Company common stock, whether that interest is direct or indirect, the Board of Directors reviews such transaction to determine whether the transaction is in the best interests of the Company and its stockholders and whether it should be approved or ratified. In reviewing the transaction in question, the Board takes into account, among other factors it deems appropriate, the type of transaction, the extent of the related party's interest, and whether the transaction is on terms no less favorable to the Company or its subsidiary than the terms that would generally be agreed to with an unaffiliated third-party under the same or similar circumstances. If a related party transaction is approved or ratified and will be ongoing, at the time of approval or ratification, the Board may establish guidelines for the Company's management to follow in its ongoing dealings with the related party in question. Thereafter, the Board, on at least an annual basis, reviews and assesses ongoing relationships with the related parties to see that they are in compliance with guidelines established by the Board and that the transaction generally remains appropriate.

        All matters with respect to the review, approval, or ratification of related party transactions, including any guidelines for ongoing transactions, are evidenced in the minutes of the applicable meetings of the Board. No director participates in any discussion, approval, or ratification of a related party transaction for which he or she (or an immediate family member) is involved other than to provide all material information concerning the transaction to the Board.

Compensation Committee Interlocks and Insider Participation

        During the fiscal year ended June 30, 2012, Messrs. André, Guido, Robbins, and Verner and Mrs. Linden served on the Compensation Committee of the Board of Directors. During the fiscal year ended June 30, 2012, there were no relationships or transactions between the Company and any member of the Compensation Committee requiring disclosure hereunder.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of October 8, 2012, with respect to the beneficial ownership of the Company's common stock, which constitutes the Company's only outstanding class of voting securities, by (i) each person who, to the Company's knowledge based on a review of filings with the SEC, beneficially owned more than 5% of the outstanding shares of the Company's common stock, (ii) each director and each nominee for director, (iii) the Named Executive Officers, and (iv) all of the Company's executive officers and directors as a group. The mailing address for each of the beneficial owners listed below is c/o Bally Technologies, Inc., 6601 South Bermuda Road, Las Vegas, Nevada 89119, unless noted otherwise.

Beneficial Owner	Amount of Beneficial Ownership	Percent of Class(1)
Greater than 5% Beneficial Owners
Columbia Wanger Asset Management, LLC(2)	5,103,000	12.47%
BlackRock Inc.,(3)	2,343,036	5.73%
Eagle Asset Management, Inc.(4)	2,263,875	5.53%
Empyrean Capital Partners, LP(5)	2,165,992	5.29%
Directors
Robert Guido(6)	91,482	*
Josephine Linden(7)	20,714	*
W. Andrew McKenna(8)	22,167	*
David Robbins(9)	479,719	1.16%
Kevin Verner(10)	251,656	*
Named Executive Officers
Richard Haddrill(11)	851,530	2.07%
Neil Davidson(12)	76,190	*
Ramesh Srinivasan(13)	103,615	*
Mark Lerner(14)	19,245	*
Derik Mooberry(15)	62,788	*
All executive officers and directors as a group(16)	1,979,106	4.61%

*
Less than 1%

(1)
Applicable percentage of ownership is based upon 40,910,275 shares of common stock outstanding as of October 8, 2012, and the relevant number of shares of common stock issuable upon exercise of stock options or other awards which are exercisable or have vested or will be exercisable or will vest within 60 days of October 8, 2012. Beneficial ownership includes voting and investment power with respect to shares. Except as otherwise indicated below, to our knowledge, all persons listed in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

(2)
Information with respect to Columbia Wanger Asset Management, LLC is based solely on a review of the Schedule 13G/A filed by Columbia Wanger Asset Management, LLC with the SEC on February 13, 2012. According to this Schedule 13G/A, Columbia Wanger Asset Management, LLC has sole voting power with respect to 4,782,000 shares of common stock and sole dispositive power with respect to all shares of common stock. Columbia Wanger Asset Management, LLC's address is 227 Monroe Street, Suite 3000, Chicago, Illinois 60606.

(3)
Information with respect to BlackRock Inc. is based solely on a review of the Schedule 13G filed by BlackRock Inc. with the SEC on February 9, 2012. According to this Schedule 13G, BlackRock Inc., has sole voting power and sole dispositive power with respect to all shares of common stock. BlackRock Inc.'s address is 40 East 52nd Street, New York, New York 10022.

(4)
Information with respect to Eagle Asset Management, Inc. is based solely on a review of the Form 13G filed by Eagle Asset Management, Inc. with the SEC on January 23, 2012. According to this Schedule 13G, Eagle Asset Management, Inc. has sole voting power and sole dispositive power with respect to all shares of common stock. Eagle Asset Management, Inc.'s address is 880 Carillon Parkway, St. Petersburg, FL 33716.

(5)
Information with respect to Empyrean Capital Partners, LP. is based solely on a review of the Schedule 13G/A filed by Empyrean Capital Partners, LP ("ECF"), Empyrean Capital Overseas Master Fund, Ltd. ("ECOMF"), Empyrean Capital Partners, LP ("ECP"), Empyrean Associates, LLC ("EA") and Messrs. Amos Meron and Michael Price with the SEC on February 14, 2012. According to this Schedule 13G/A, ECF and EA have sole voting and sole dispositive power with respect to no shares and shared voting power and shared dispositive power with respect to 586,231 shares. ECOMF has sole voting power and sole dispositive power with respect to no shares and shared voting power and shared dispositive power with respect to 1,579,761 shares. ECP and Messrs. Meron and Price have sole voting power and sole dispositive power with respect to no shares and shared voting power and shared dispositive power with respect to 2,165,992 shares. The reporting persons' address is 10250 Constellation Boulevard, Suite 2950, Los Angeles, CA 90067.

(6)
Includes 60,132 shares of common stock owned and 31,350 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days of October 8, 2012.

(7)
Includes 11,262 shares of common stock owned and 9,452 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days of October 8, 2012.

(8)
Includes 12,715 shares of common stock owned and 9,452 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days of October 8, 2012.

(9)
Includes 192,477 shares of common stock owned and 287,242 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days of October 8, 2012. Excludes shares of common stock held by a trust for the benefit of Mr. Robbins's children for which Mr. Robbins does not act as a trustee, and for which shares Mr. Robbins has no voting or pecuniary interest and therefore disclaims beneficial ownership.

(10)
Includes 53,414 shares of common stock owned and 198,242 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days of October 8, 2012.

(11)
Includes 112,993 shares of common stock owned, 533,537 RSUs that have vested or will vest within 60 days of October 8, 2012, and 205,000 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days of October 8, 2012.

(12)
Includes 30,191 shares of common stock owned and 45,999 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days of October 8, 2012.

(13)
Includes 55,864 shares of common stock owned and 47,751 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days of October 8, 2012.

(14)
Includes 10,412 shares of common stock owned and 8,833 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days of October 8, 2012.

(15)
Includes 21,788 shares of common stock owned and 41,000 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days of October 8, 2012.

(16)
Includes 561,248 shares of common stock owned 533,537 RSUs that have vested or will vest within 60 days of October 8, 2012, and 884,321 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days of October 8, 2012.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of the Company's common stock and other equity securities. To the Company's knowledge, all Section 16(a) filing requirements applicable to the Company's directors, executive officers, and greater than 10% beneficial owners were complied with on a timely basis during the fiscal year ended June 30, 2012, except for a Form 4 in connection with the surrender of 441 shares of common stock by Mr. Derik Mooberry to satisfy tax obligations with respect to the vesting of 1,666 shares of restricted stock on July 21, 2011, for which the Form 4 was filed on October 20, 2011.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR FOR
THE 2013 ANNUAL MEETING OF STOCKHOLDERS

        Stockholders interested in submitting a proposal for inclusion in the Company's proxy statement and form of proxy for the 2013 Annual Meeting of Stockholders must follow the procedures prescribed in SEC Rule 14a-8 promulgated under the Exchange Act. Under Rule 14a-8, to be eligible for inclusion in the Company's proxy statement and form of proxy for the 2013 Annual Meeting of Stockholders, among other things, a proposal must qualify as a proper subject matter under SEC Rule 14a-8 and be received no later than June 25, 2013. Should the Company move the date of the 2013 Annual Meeting of Stockholders more than thirty days from the one-year anniversary of the Meeting, the Company will revise and publicly disclose this deadline accordingly. The submission of a stockholder proposal does not guarantee that it will be included in the Company's proxy statement and form of proxy.

        The Company's Bylaws also establish an advance notice procedure with regard to nominations of persons for election to the Board of Directors and proposals for other business that are not submitted for inclusion in the Proxy Statement and form of proxy but that a stockholder instead wishes to present directly at an Annual Meeting of Stockholders. If a stockholder wishes to submit a nominee or other business for consideration at the 2013 Annual Meeting of Stockholders without including that nominee or proposal in the Company's Proxy Statement and form of proxy, the Company's Bylaws require, among other things, that written notice of such proposal or nominee be received by the Corporate Secretary no sooner than August 9, 2013, but not later than October 8, 2013. If the date of the 2013 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of the Meeting, then for notice to be timely it must be received no earlier than the close of business 120 days prior to the 2013 Annual Meeting and not later than the close of business on the later of the date that is 60 days prior to such annual meeting or 10 days following the day on which public announcement of the date of such meeting is first made by the Company. Stockholder proposals and nominees for election to the Board of Directors and written notice thereof should be sent to 6601 South Bermuda Road, Las Vegas, Nevada 89119, Attention: Corporate Secretary. Proposals or nominations not meeting the advance notice requirements in the Company's Bylaws will not be entertained at the 2013 Annual Meeting of Stockholders. A copy of the full text of the relevant Bylaw provisions may be obtained from the Company's filing with the SEC or by writing our Corporate Secretary at the address identified above.

ADDITIONAL INFORMATION

        The Company undertakes to provide any person without charge a copy of any of the documents referenced in this Proxy Statement as being available upon written request, including the respective charters of the Nominating and Corporate Governance, Compensation, and Audit Committees, the Code of Ethics, and the Corporate Governance Guidelines, upon receipt of such a written request indicating which document is being requested. Requests should be addressed to: Bally Technologies, Inc., 6601 South Bermuda Road, Las Vegas, Nevada 89119, Attention: Corporate Secretary.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold common stock directly. Requests should be addressed to: Bally Technologies, Inc., 6601 South Bermuda Road, Las Vegas, Nevada 89119, telephone (702) 584-7700, Attention: Corporate Secretary.

OTHER MATTERS

        The Board of Directors does not know of any other matter that will be brought before the Meeting. However, if any other matter that may properly be acted upon properly comes before the Meeting or any adjournment or postponement thereof, the proxies solicited hereby will be voted on such matter in accordance with the discretion of the proxy holders named therein.

        You are urged to sign, date, and return the enclosed proxy card in the envelope provided. No further postage is required if the envelope is mailed within the United States. If you later decide to attend the Meeting and wish to vote your shares, you may do so. Your cooperation in giving this matter your prompt attention is appreciated.

BY ORDER OF THE BOARD OF DIRECTORS

Mark Lerner Senior Vice President, General Counsel and Secretary

0 14475 BALLY TECHNOLOGIES, INC. 6601 South Bermuda Road Las Vegas, NV 89119 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Neil Davidson and Mark Lerner as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Bally Technologies, Inc., held of record by the undersigned on October 8, 2012, at the Annual Meeting of Stockholders to be held at the Company's headquarters located at 6601 South Bermuda Road, Las Vegas, Nevada, on December 4, 2012 at 11:00 a.m. local time, or any adjournment or postponement thereof. (Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF BALLY TECHNOLOGIES, INC. December 4, 2012 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING: The Notice of Meeting, Proxy Statement and Annual Report are available at www.ballytech.com/2012proxy Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: W. Andrew McKenna David Robbins 2. To approve the advisory resolution on executive compensation. 3. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2013. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES AND FOR PROPOSALS 2 AND 3. FOR AGAINST ABSTAIN THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR, AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided.  00033330000000000000 2 120412

QuickLinks

INTRODUCTION
Proposal No. 1: ELECTION OF DIRECTORS
Proposal No. 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Proposal No. 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS
ADDITIONAL INFORMATION
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS